Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280617

The information in this preliminary prospectus supplement is not complete and may be changed.  A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended.  This preliminary prospectus supplement and the accompanying base prospectus are not offers to sell these securities, nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 24, 2025

Preliminary Prospectus Supplement
(To Prospectus dated June 28, 2024)

Transocean Ltd.

100,000,000 Shares

We are offering to sell 100,000,000 of our shares, par value $0.10 (“shares”).

Our shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “RIG.” The last reported sale price of our shares on the NYSE on September 22, 2025 was $3.39 per share.

	Per Share	Total
Price to the public	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1) Please read “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation

An affiliate of one of our directors, Frederik Mohn, has provided an indication of interest in purchasing up to an aggregate of 4,000,000 shares from the underwriters at the public offering price. The number of our shares available for sale to the public will be reduced to the extent such person purchases such shares. The underwriters will not receive any underwriting discounts or commissions on any shares sold to any affiliate of Frederik Mohn. The indication of interest is not a commitment to purchase, and such person is not obligated to purchase any of our shares in this offering. Please read “Underwriting” for additional information.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 15,000,000 of our shares at the public offering price, less underwriting discounts and commissions.

INVESTING IN OUR SHARES INVOLVES RISKS.  PLEASE READ THE “RISK FACTORS” ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024, PAGE 24 OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2025 AND PAGE 24 OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2025, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying base prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about September       , 2025.

Citigroup	Morgan Stanley

The date of this prospectus supplement is , 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUSS-ii

FORWARD-LOOKING INFORMATIONS-iii

SUMMARYS-1

THE OFFERINGS-2

RISK FACTORSS-4

USE OF PROCEEDSS-6

DESCRIPTION OF TRANSOCEAN LTD. SHARESS-7

MATERIAL TAX CONSEQUENCESS-18

UNDERWRITING (CONFLICTS OF INTEREST)S-27

LEGAL MATTERSS-35

EXPERTSS-35

WHERE YOU CAN FIND MORE INFORMATIONS-35

INCORPORATION BY REFERENCES-36

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

This document consists of two parts.  The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained or incorporated by reference in the accompanying base prospectus.  The second part is the accompanying base prospectus, which describes more general information regarding our securities, some of which does not apply to this offering.  If the information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus, any free writing prospectus authorized by us or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any free writing prospectus authorized by us or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Incorporation by Reference.”

We have not authorized anyone to provide you with any information other than the information contained in this prospectus supplement or the accompanying base prospectus prepared by or on behalf of us or incorporated by reference into this prospectus supplement or the accompanying base prospectus.  Neither we nor the underwriters take any responsibility for, nor can we or the underwriters provide any assurance as to the reliability of, any other information that others may give you.  Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted.  You should assume that the information appearing in this prospectus supplement or the accompanying base prospectus and any free writing prospectus is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

None of Transocean, the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in the shares by you under applicable laws. You should consult with your own legal, tax, business, financial and related aspects of an investment in the shares.

References in this prospectus to “we,” “our,” “us” and similar terms mean Transocean Ltd. (“Transocean” or the “Company”) and its subsidiaries unless indicated otherwise.

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FORWARD-LOOKING INFORMATION

The statements included in this prospectus supplement, the accompanying base prospectus and the information incorporated into this prospectus supplement by reference regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements in this prospectus supplement, the accompanying base prospectus and the information incorporated into this prospectus supplement by reference include, but are not limited to, statements about the following subjects:

●	the effect of any disputes and actions with respect to production levels by, among or between major oil and gas producing countries and any expectations we may have with respect thereto;
●	our results of operations, our cash flow from operations, our revenue efficiency and other performance indicators and optimization of rig-based spending;
●	the offshore drilling market, including the effects of variations in commodity prices, supply and demand, utilization rates, dayrates, customer drilling programs, stacking and reactivation of rigs, effects of new rigs on the market, the impact of changes to regulations in jurisdictions in which we operate and changes in the global economy or market outlook for our industry, or the various geographies in which we operate;
●	customer drilling contracts, including contract backlog, force majeure provisions, contract awards, commencements, extensions, cancellations, terminations, renegotiations, contract option exercises, contract revenues, early termination fees, indemnity provisions and rig mobilizations;
●	the addition of renewable or other energy alternatives to meet local, regional or global demand for energy, efforts by us or our customers, to reduce greenhouse gas emissions or operating intensity thereof;
●	liquidity, including availability under our secured bank credit facility, and adequacy of cash flows for our obligations;
●	debt, including interest rates, credit ratings and our evaluation or decisions with respect to any potential liability management transactions or strategic alternatives intended to prudently manage our liquidity, debt maturities and other aspects of our capital structure and any litigation, potential or alleged defaults and discussions with creditors related thereto;
●	upgrade, shipyard, reactivations and other capital projects, including the level of expected capital expenditures and the timing and cost of completing capital projects, relinquishment or abandonment, expected downtime and lost revenues;
●	the cost and timing of acquisitions, reactivations and the proceeds and timing of dispositions;
●	tax matters, including our effective tax rate, uncertain tax positions, changes in tax laws, treaties and regulations, tax assessments, tax incentive programs and liabilities for tax issues in the tax jurisdictions in which we operate or have a taxable presence;
●	legal and regulatory matters, including results and effects of current or potential legal proceedings and governmental audits and assessments, outcomes and effects of internal and governmental investigations, customs and environmental matters;
●	insurance matters, risk tolerance and risk response, including adequacy and solvency of insurance, renewal of insurance, insurance proceeds and cash investments of our wholly owned captive insurance company;
●	effects of accounting changes and adoption of accounting policies; and

S-iii

●	investment in recruitment, retention and personnel development initiatives, the timing of, and other matters concerning, severance payments, benefit payments and maintaining agreements with labor unions.

Forward-looking statements are identifiable by use of the following words and other similar expressions:

•	anticipates	•	budgets	•	estimates	•	forecasts	•	may	•	plans	•	projects	•	should
•	believes	•	could	•	expects	•	intends	•	might	•	predicts	•	scheduled

Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

●	those described under “Item 1A. Risk Factors” included in Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, “Item 1A. Risk Factors” included in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and “Item 1A. Risk Factors” included in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025;
●	the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil and natural gas producing countries with respect to production levels or other matters related to the prices of oil and natural gas;
●	the adequacy of and access to our sources of liquidity;
●	our inability to renew drilling contracts at comparable, or improved, dayrates and to obtain drilling contracts for our rigs that do not have contracts;
●	our operational performance;
●	the cancellation of drilling contracts currently included in our reported contract backlog;
●	losses on impairment of long-lived assets;
●	shipyard and other delays;
●	the results of meetings of our shareholders;
●	changes in political, social and economic conditions, including the effects of political and military disputes;
●	the possibility of changes in tax, environmental, trade, immigration and other laws, regulations and policies, including the imposition of tariffs, economic or trade sanctions or other trade barriers and actions of government that impact, whether directly or indirectly, oil and gas operations;
●	the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies;
●	the effects of public health threats, pandemics and epidemics and the potential adverse impacts thereof;
●	the availability of borrowings under our bank credit facility;
●	the expected use of proceeds for the repayment or redemption of indebtedness, including the repayment or redemption of a portion of the $655 million aggregate principal amount of the 8.00% Senior Notes due February 2027 issued by Transocean International Limited, a wholly owned subsidiary of the Company, to the extent such principal is not otherwise refinanced, repaid or redeemed; and
●	other factors discussed in this prospectus supplement and in our other filings with the SEC, which are available free of charge on the SEC website at www.sec.gov.

S-iv

The foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties.  You should not place undue reliance on forward-looking statements, each of which speaks only as of the date of the particular statement.  We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus, or incorporated by reference in this prospectus supplement and the accompanying base prospectus.  As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our shares.  You should carefully read this entire prospectus supplement and the accompanying base prospectus, together with all documents incorporated by reference herein and therein, which are described under “Incorporation by Reference” in this prospectus supplement.

About Transocean Ltd.

We are a leading international provider of offshore contract drilling services for oil and gas wells.  As of September 19, 2025, we owned or had partial ownership interests in and operated a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater floaters and seven harsh environment floaters.

We provide, as our primary business, contract drilling services in a single operating segment, which involves contracting our mobile offshore drilling rigs, related equipment and work crews to drill oil and gas wells.  We specialize in technically demanding regions of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services.  Our drilling fleet is one of the most versatile fleets in the world, consisting of drillships and semisubmersible floaters used in support of offshore drilling activities and offshore support services on a worldwide basis.

We perform contract drilling services by deploying our high-specification fleet in a single, global market that is geographically dispersed in oil and gas exploration and development areas throughout the world.  Although rigs can be moved from one region to another, the cost of moving rigs and the availability of rig-moving vessels may cause the supply and demand balance to fluctuate somewhat between regions.  Still, significant variations between regions do not tend to persist long term because of rig mobility.  The location of our rigs and the allocation of resources to operate, build or upgrade our rigs are determined by the activities and needs of our customers.

Corporate Information

We are a Swiss corporation with our registered office in Steinhausen, Canton of Zug and with our principal executive offices located at Turmstrasse 30, 6312 Steinhausen, Switzerland.  Our telephone number at that address is +41 (41) 749-0500.

Offering Shares

Our board of directors has authorized the issuance of shares in connection with this offering on a non-preemptive basis pursuant to the capital bands set forth in our articles of association as previously approved by our shareholders. The board has determined that all prerequisites under our articles of association, the board resolutions pursuant to which the shares were initially issued into “treasury,” as well as the applicable requirements of Swiss law for the withdrawal of shareholders’ preemptive rights in respect of the shares offered hereby, have been met.

Please read “Description of Transocean Ltd. Shares—Preemptive Rights and Advance Subscription Rights.”

THE OFFERING

Issuer	Transocean Ltd.

Shares offered

100,000,000 shares. An affiliate of one of our directors, Frederik Mohn, has provided an indication of interest in purchasing up to an aggregate of 4,000,000 shares from the underwriters at the public offering price.

Option to purchase additional shares

We have granted the underwriters an option to purchase up to an additional 15,000,000 shares at the public offering price, less underwriting discounts and commissions. The underwriters may exercise their option at any time within 30 days from the date of this prospectus supplement.

Shares outstanding as of September 22, 2025	957,242,035 shares.

Shares outstanding after this offering

1,057,242,035 shares based on the number of shares outstanding as of September 22, 2025 (or approximately 1,072,242,035 if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds

We estimate that the net proceeds from the sale of the shares in this offering will be approximately $      million (or approximately $      million if the underwriters exercise in full their option to purchase additional shares), after deducting discounts and commissions payable to the underwriters as well as our expenses related to this offering.  The Company intends to use the net proceeds from the offering for the repayment or redemption of indebtedness, including the repayment or redemption of a portion of the $655 million aggregate principal amount of the 8.00% Senior Notes due February 2027 issued by Transocean International Limited, a wholly owned subsidiary of the Company, to the extent such principal is not otherwise refinanced, repaid or redeemed.  Any proceeds from the offering that are not used promptly for such purposes will be used for general corporate purposes. Please read “Use of Proceeds.”

Material tax consequences	For a discussion of the material tax consequences of the ownership and disposition of our shares that may be relevant to prospective investors, please read “Material Tax Consequences.”

Exchange listing	Our shares are traded on the NYSE under the symbol “RIG.”

Risk factors

Please carefully read and consider the information in the “Risk Factors” sections in this prospectus supplement, the accompanying base prospectus, and our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 or our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 for a discussion of the factors you should carefully consider before making a decision to invest in our shares.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase up to an additional 15,000,000 shares at the public offering price, less underwriting discounts and commissions. Please read “Underwriting (Conflicts of Interest).”

The number of shares is based upon 957,242,035 shares outstanding as of September 22, 2025 and excludes:

●	all shares that may be issuable upon the exchange of our $37 million outstanding aggregate principal amount of 4.0% Senior Guaranteed Exchangeable Bonds due 2025 in the event Transocean elects to settle such exchange by delivering shares, which are exchangeable at an initial implied conversion price of $5.25 per share, subject to adjustment upon the occurrence of certain events;
●	all shares that may be issuable upon the exchange of our $259 million outstanding aggregate principal amount of 4.625% Senior Guaranteed Exchangeable Bonds due 2029 in the event Transocean elects to settle such exchange by delivering shares, which are exchangeable at an initial implied conversion price of $3.44 per share, subject to adjustment upon the occurrence of certain events;
●	all shares that may be issuable upon the exercise of the 22.2 million warrants to purchase our shares in the event Transocean elects to settle such exchange by delivering shares, which may be exercised by holders at any time prior to the close of business on March 13, 2026 at an exercise price equal to $3.71 per share, subject to certain anti-dilutive adjustments; and
●	37,103,314 shares reserved as of August 31, 2025, for future issuance pursuant to our 2015 Long-Term Incentive Plan, as amended and restated effective May 30, 2025.

RISK FACTORS

An investment in our shares involves certain risks.  You should carefully consider the risks related to the shares and an investment in us that are described below and contained in the risk factors section of our Annual report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks related to the shares and faced by us described below and elsewhere in this prospectus supplement.

Risks Related to the Offering

Market volatility may affect the price of our shares and the value of your investment.

The market price of our shares may fluctuate significantly in response to a number of factors, many of which we cannot predict or control, including supply of and demand for oil and natural gas and the prices of oil and natural gas, conditions in the offshore contract drilling industry, general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or dividends; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; market perception of our business and our assets; reports by industry analysts; changes in our financial guidance or negative announcements by our customers, competitors or suppliers regarding their own performance; our level of indebtedness or adverse market reaction to any indebtedness that we may incur in the future; our ability to raise capital on favorable terms or at all; loss of any major funding source; additions or departures of our executive officers or key personnel; changes in market valuations of similar offshore contract drilling services companies; and speculation in the press or investment community.

Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.  Any broad market fluctuations may adversely affect the trading price of our shares.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our shares.  Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.  Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our shares to decline.

There may be future sales or other dilution of our shares, which may adversely affect the market price of the shares.

Except as described under the heading “Underwriting (Conflicts of Interest)” we are not restricted from issuing additional shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares. Among other things, we may issue shares in connection with previously disclosed exchanges of certain of our exchangeable bonds and warrants, and grant equity awards to our directors, officers and employees.  The issuance of additional shares would dilute the ownership interest of existing shareholders.  Sales of a substantial number of shares or other equity-related securities in the public market could depress the market price of our shares and impair our ability to raise capital, whether through the sale of additional shares or other equity-related securities.  We cannot predict the effect that future sales of our shares or other equity-related securities would have on the market price of our shares.

Swiss law entitles existing shareholders to pre-emptive rights, which must be lawfully excluded in connection with this offering.  Failure to lawfully exclude these pre-emptive rights may result in liability or other damages.

Swiss law grants existing shareholders pre-emptive rights when a company issues new shares.  In case of a share capital increase based on the Company’s capital band pursuant to the Company’s articles of association, as is the case with respect to the offering of shares described in this prospectus supplement, Swiss law permits, and our articles of association have authorized, our board of directors to withdraw pre-emptive rights of shareholders if certain criteria are met.  These criteria do not create a statutory safe harbor but require our board of directors to balance various interests and thus to exercise business judgment.  The board of directors has determined that, in this instance, the relevant criteria pursuant to the applicable capital bands included in our articles of association, as then in effect, the board resolutions pursuant to which the shares were initially issued into treasury, and the applicable requirements of Swiss law for the withdrawal of preemptive rights have been met, among other things, because (i) the issue price of the new shares is being determined by reference to the relevant prevailing market price, (ii) the proceeds of this offering are intended to be used in connection with certain refinancing or financing matters, (iii) the share issuance broadens the constituency of our shareholders in the U.S. market, and (iv) the offering on a non-preemptive rights basis will result in more favorable offering terms to the Company compared to an offering on a pre-emptive basis.  Our board of directors has, on that basis, authorized and affirmed the issuance of up to 100,000,000 shares previously issued to “treasury” based on the Company’s capital bands, as then in effect, for the purposes of this offering and withdrawn pre-emptive rights of existing shareholders in connection with this offering.  Any dispute regarding such withdrawal could result in liability for the company, our board of directors or limit or put a burden on our ability to obtain financing in similar offerings in the future.

Our subsidiaries’ ability to utilize U.S. net operating loss carryforwards to reduce future U.S. taxable income could be limited.

Certain of our subsidiaries have U.S. net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes.  Our subsidiaries’ ability to utilize such NOL carryforwards would be limited under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), if we experience an “ownership change,” which generally will occur if there is a cumulative increase of more than 50 percentage points in the ownership of our stock by one or more “5% shareholders” at any time during a three-year period.  In the event of an ownership change, Section 382 imposes an annual limitation on a subsidiary’s NOL carryforwards that can be used to offset future U.S. taxable income, which limitation generally is equal to (a) the fair market value of such subsidiary’s equity multiplied by (b) the long-term tax-exempt rate in effect for the month in which the ownership change occurs.  We believe that our subsidiaries were not subject to any limitation under Section 382 as of December 31, 2024.  However, future issuances of our stock (including, potentially, the issuance of stock in this offering) and other sales or exchanges of our stock could trigger an ownership change and, thus, a limitation on our subsidiaries’ ability to utilize NOL carryforwards under Section 382.  Such limitation could result in an increase in our subsidiaries’ U.S. federal income tax liability.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our shares in this offering will be approximately $       million (or approximately $      million if the underwriters exercise in full their option to purchase additional shares), after deducting discounts and commissions payable to the underwriters as well as our expenses related to this offering.  The Company intends to use the net proceeds from the offering for the repayment or redemption of indebtedness, including the repayment or redemption of a portion of the $655 million aggregate principal amount of the 8.00% Senior Notes due February 2027 issued by Transocean International Limited, a wholly owned subsidiary of the Company, to the extent such principal is not otherwise refinanced, repaid or redeemed.  Any proceeds from the offering that are not used promptly for such purposes will be used for general corporate purposes.

DESCRIPTION OF TRANSOCEAN LTD. SHARES

The following description of the share capital of Transocean Ltd. is a summary.  This summary is subject to the complete text of our articles of association, which are incorporated by reference into the registration statement of which this prospectus forms a part.  We encourage you to read the articles of association carefully.  In this section, references to “we,” “our,” “us,” and “Transocean” mean Transocean Ltd.

General

Issued Share Capital.  As of September 22, 2025, the share capital of Transocean registered shares in the commercial register, which reflects Transocean’s total issued share capital, was USD 120,400,968.10, divided into 1,204,009,681 registered shares, par value USD 0.10 per share. The issued Transocean shares are fully paid, non-assessable, and rank pari passu with each other and all other Transocean shares.

Capital Band (Capital Authorization).  Article 5 of our articles of association provided for a general capital band ranging from USD 99,984,390.10 (lower limit) to USD 120,400,968.10 (upper limit), which could be used by our board of directors to issue new Transocean shares for (a) general purposes or (b) incentive plans.

General Authorization.  Article 5 of our articles of association provided for a capital band that authorized our board of directors to issue up to 188,165,780 new fully paid-in Transocean shares for general corporate purposes at any time until May 30, 2026, and thereby increase the stated share capital from time to time. A capital increase could further be effected within the range of the capital band by way of an increase of the par value of the Transocean shares (but in any event, at a maximum of USD 18,816,578).

Under the capital band, the board of directors determines the time of the issuance, the issue price, the manner in which the new Transocean shares have to be paid in, the date from which the new Transocean shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised.  The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or Transocean shares, the preemptive rights in respect of which have not been exercised, at market conditions or use them otherwise in our interest.  For further information on preemptive rights with respect to our capital authorization for general purposes, see “—Preemptive Rights and Advance Subscription Rights” below.

An increase of the share capital by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of Transocean is permissible.

Specific Authorization. For incentive compensation plans, our board of directors was authorized to issue, directly or indirectly, up to 16,000,000 new fully paid-in Transocean shares under our incentive compensation plans to members of our board of directors, members of our executive management team, officers, employees, contractors, consultants or other persons providing services to us or our subsidiaries at any time until May 30, 2030, and thereby increase the stated share capital from time to time.  For such purposes, the preemptive rights of existing shareholders are excluded.  Under this prong of the capital band, our board of directors determines the time of the issuance, the issue price (which may be lower than the current market price), the manner in which the new shares have to be paid and the date from which the new shares carry the right to dividends.

The capital authorization expires (a) for general purposes on May 30, 2026, (b) for incentive plans on May 30, 2030, (c) upon an earlier complete use of the maximum number of authorized Transocean shares, or (d) upon an earlier expiration of the authorization following an ordinary capital increase, an ordinary capital reduction or a change of the currency of the share capital resolved by the general meeting of shareholders.

The Transocean shares issued under the capital band are subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of our articles of association.

Based on the general authorization under the capital band pursuant to Article 5 para. 1 and Section A of Article 5 of our articles of association, our board of directors resolved on May 30, 2025, to authorize the increase of Transocean’s share capital by up to USD 18,816,578.00 and issue up to 188,165,780 new Transocean shares. On May

30, 2025, our board of directors effected the issuance of 188,165,780 new Transocean shares into “treasury” (Vorratsaktien) by way of a conversion of freely available equity into nominal share capital, among other things, for purposes of placing the Transocean shares, in a subsequent separate step, directly or indirectly with third parties by way of an offering in the U.S. capital market against payment of consideration.

Based on the specific authorization under the capital band pursuant to Article 5 para. 1 and Section B of Article 5 of our articles of association, our board of directors further resolved on May 30, 2025, to authorize the increase of Transocean’s share capital by up to USD 1,600,000.00 and issue up to 16,000,000 new Transocean shares. On May 30, 2025, our board of directors effected the issuance of 16,000,000 new Transocean shares into “treasury” (Vorratsaktien) by way of a conversion of freely available equity into nominal share capital, in order to make available these Transocean shares to service benefit or incentive plans of Transocean for the participation of members of the board of directors, members of the executive management team, officers, employees, contractors, consultants, or other persons providing services to Transocean or its subsidiaries if and when needed.

As a result of the Transocean share issuances described above, our board of directors has made complete use of the maximum number of Transocean shares authorized for issuance under the general authorization and the specific authorization of the capital band pursuant to Article 5 of our articles of association. Accordingly, the authorizations under the capital band pursuant to Article 5 of our articles of association have been exhausted.

Conditional Share Capital. Article 6 of our articles of association provides for a conditional share capital that allows the issuance by Transocean of up to 141,262,093 Transocean shares and thus an increase of the stated share capital by a maximum amount of USD 14,126,209.30. These shares may be issued through:

●the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of us or any of our group companies or any of our respective predecessors; or

●in connection with the issuance of shares, options or other share-based awards to members of the board of directors, members of our executive management team, employees, contractors, consultants or other persons providing services to us or our subsidiaries.

For information on preemptive rights with respect to our conditional share capital, see “—Preemptive Rights and Advance Subscription Rights” below.

Other Classes or Series of Transocean Shares / Non-Voting Stock.  The board of directors may not create shares with increased voting powers (Stimmrechtsaktien) without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at a general meeting of the shareholders.  The board of directors may create preferred stock (Vorzugsaktien) with the vote of a relative majority of the votes cast at a general meeting of our shareholders (not counting broker non-votes, abstentions and blank or invalid ballots). We have not issued any non-voting stock to date (Partizipationsscheine, Genussscheine).

Preemptive Rights and Advance Subscription Rights

Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of Transocean shares, or rights to subscribe for, or convert into, Transocean shares (which rights may be connected to debt instruments or other obligations).  In addition, the existing shareholders will have preemptive rights in relation to such Transocean shares or rights in proportion to the respective par values of their holdings (Bezugsrechte).  The shareholders may, with the affirmative vote of shareholders holding two-thirds of the votes and the absolute majority of the par value of the Transocean shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

If the general meeting of shareholders has approved the creation of a capital band or conditional capital, it may withdraw or restrict preemptive and advance subscription rights for valid reasons or delegate such decision to the board of directors. If delegated, the valid reasons justifying the exclusion of the preemptive right must be stated in the articles of association. Our articles of association provide for this delegation and state the valid reasons with respect to our capital band and conditional share capital in the circumstances described below under “—Capital Band (Capital Authorization)” and “—Conditional Share Capital.”

Capital Band (Capital Authorization).  As of the date hereof, Transocean’s capital band pursuant to Article 5 of our articles of association, as described under “—Capital Band (Capital Authorization),” which provided for a general and a specific authorization to issue new Transocean shares, has been exhausted, as our board of directors has made complete use of the maximum number of Transocean shares authorized for issuance under the general authorization and the specific authorization of the capital band pursuant to Article 5 of our articles of association.

Conditional Share Capital.  In connection with the issuance of bonds, notes, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights (Vorwegzeichnungsrechte) of shareholders in connection with the issuance of bonds, notes, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our shares if the issuance is for purposes of financing or refinancing the acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through a private placement.

If the advance subscription rights are withdrawn or limited:

●such securities or contractual obligations will be issued or entered into at market conditions;

●the conversion, exchange or exercise price, if any, for such securities or contractual obligations will be set with reference to the market conditions prevailing at the date on which such securities or obligations are issued or entered into; and

●such securities or contractual obligations may be converted, exercised or exchanged during a maximum period of 30 years.

The preemptive rights and the advance subscription rights of shareholders are excluded with respect to shares, bonds, notes, options, warrants or other securities or contractual obligations issued from our conditional share capital under our incentive compensation plans to members of our board of directors, members of executive management team, employees, contractors, consultants or other persons providing services to us or any of our subsidiaries.

Dividends and Other Distributions

Under the Swiss Code, dividends (including interim dividends) may be paid out only if we have sufficient distributable profits from the previous fiscal year or the current fiscal year, or if we have freely distributable reserves (including statutory capital contribution reserves, which are also referred to as additional paid-in capital), each as will be presented on our audited annual standalone statutory balance sheet and an (audited) interim standalone statutory balance sheet, respectively.  The affirmative vote of shareholders holding a relative majority of the votes cast at a general meeting of shareholders (not counting broker non-votes, abstentions and blank or invalid ballots) must approve the distribution of dividends.  The board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution.

Payments out of our share capital (in other words, the aggregate par value of our registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a par value reduction.  Such a par value reduction requires the approval of shareholders holding a relative majority of the votes cast at the general meeting of shareholders (not counting broker non-votes, abstentions and blank or invalid ballots).  A special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register.  A licensed audit expert must prepare the audit report and be present at the general meeting of shareholders that adopts the resolution.   The board of directors must further give public notice of the par value reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within one month of the public notice, satisfaction of or security for their claims. The notification may be given before or after the general meeting of shareholders at which resolutions regarding the par value reduction were passed.

Under the Swiss Code, if our statutory profit reserves (gesetzliche Gewinnreserve) together with our statutory capital reserves (gesetzliche Kapitalreserve) amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be allocated to the statutory profit reserves.  The Swiss Code and our articles of association permit us to accrue additional general reserves.  In addition, if we acquire our own shares, we are required to account for these shares as a negative item in our shareholders’ equity or, if these shares are acquired by one of our subsidiaries, to create a special reserve, in each case on our audited annual or interim standalone statutory balance sheet in the amount of the purchase price of the shares repurchased by our parent or our subsidiary.  The negative item in our shareholders’ equity or the reserve amount would effectively reduce our capacity to declare dividends or effect subsequent repurchases of our shares.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends.  Our auditor must confirm that a proposal made by our board of directors to shareholders regarding the appropriation of our available earnings or the distribution of freely distributable reserves conforms to the requirements of the Swiss Code and our articles of association.  Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment, but shareholders may also resolve at the annual or extraordinary general meeting of shareholders to pay dividends in quarterly or other installments.  Our articles of association provide that dividends that have not been claimed within five years after the payment date become our property and are allocated to the general statutory reserves.  Dividends paid out of distributable profits or distributable general reserves are subject to Swiss withholding tax, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries.  Distributions to shareholders in the form of a par value reduction and distributions out of qualifying additional paid-in capital (capital contribution reserves (Reserven aus Kapitaleinlagen)) are not subject to the Swiss federal withholding tax.

Dividends, if declared by us, are expected to be declared, subject to applicable limitations under Swiss law, in U.S. dollars.  Distribution through a reduction in the par value of the shares must be declared in U.S. dollars.

Repurchases of Shares

The Swiss Code limits our ability to hold or repurchase our own shares.  We and our subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable equity capital is available, as described above under “—Dividends and Other Distributions.”  The aggregate par value of all of our shares held by us and our subsidiaries may not exceed 10% of the registered share capital.  However, we may repurchase our own shares beyond the statutory limit of 10% if the shareholders have authorized our board of directors at a general meeting of shareholders (including as part of the Company’s capital band) to repurchase shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation.  Any shares repurchased pursuant to such an authorization will then be cancelled based on a resolution of shareholders adopted at a general meeting of shareholders subject to the approval of shareholders holding a relative majority of the votes cast or, if shareholders have adopted a capital band authorizing our board of directors to reduce the share capital by way of a cancellation of shares, based on a resolution of the board of directors.  Repurchased shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are, unless otherwise resolved by our shareholders at a general meeting, entitled to the economic benefits generally associated with the shares.

General Meetings of Shareholders

The general meeting of shareholders is our supreme corporate body.  Ordinary and extraordinary general meetings of shareholders may be held.  Among other things, the following powers will be vested exclusively in the general meeting of shareholders:

●adoption and amendment of our articles of association;

●the annual election of the chairperson of the board of directors, the members of the board of directors, the members of the compensation committee of the board of directors, the auditor and the independent proxy;

●approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

●appropriation of the annual profit shown on our annual stand-alone statutory balance sheet, in particular the distribution of any dividends;

●the determination of interim dividends and the approval of interim stand-alone statutory financial statements required for such purposes;

●the resolution regarding the repayment of the statutory capital reserves;

●the combination of shares (“reverse stock split”);

●discharge of the members of the board of directors and the executive management team from liability for business conduct during the previous fiscal year(s) to the extent such conduct is known to the shareholders;

●ratification of the maximum aggregate amounts of compensation of the board of directors and the executive management team;

●an advisory vote on the statutory compensation report in relation to the prior fiscal year;

●subject to certain exceptions, the approval of a business combination with an interested shareholder (as such terms are defined in our articles of association);

●the delisting of our shares from a stock exchange;

●the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

●any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Notice and Proxy Statements

Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual financial statements and the annual management report, the annual election of the chairperson of our board of directors, the members of our board of directors, the members of the compensation committee of our board of directors, our auditor and our independent proxy, and the ratification of the maximum aggregate amounts of compensation of the board of directors and the executive management team.  The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the date of the relevant general meeting of shareholders.  The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who requested that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates.  The notice must also include a short explanation of the items and proposals on the agenda of the general meeting.  No resolutions may be passed at a general meeting of shareholders concerning agenda items for which proper notice was not given.  This does not apply, however, to proposals made during a general meeting of shareholders to convene an extraordinary general meeting of shareholders, to initiate a special investigation or to elect the statutory auditor.  No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders are convened by the board of directors or, under certain circumstances required by law, by the auditor.  A general meeting of shareholders can be held anywhere in Switzerland. A special authorizing provision in the articles of association is required to hold a general meeting outside of Switzerland. Our current articles of association do not include such an authorization. General meetings that are held only virtually require a special authorization in the articles of association. Our current articles of association do not include such an authorization.

We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

Extraordinary General Meetings of Shareholders

An extraordinary general meeting may be called upon the resolution of the board of directors or, under certain circumstances required by law, by the auditor.  In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders who, in the aggregate, represent at least 5% of the share capital or votes recorded in the commercial register, specifying the items to be included on the agenda and their proposals.  Upon such a shareholder request, the board of directors must publish the necessary notice to convene a general meeting within 60 calendar days.

If it appears from the annual stand-alone statutory balance sheet that half of the sum of our share capital, the non-distributable statutory capital reserves and the statutory profit reserves are not covered by our assets (Kapitalverlust), the board of directors is required to take measures to remedy the capital loss situation of the company, where necessary take further measures to effect a financial restructuring of the company or request the general meeting of shareholders to approve such measures as are within its authority.

Agenda Requests

Under our articles of association, any shareholder may request that an item or a proposal relating to an agenda item be included on the agenda of a general meeting of shareholders.  Such shareholder may also nominate one or more directors for election.  A request for inclusion of an item on the agenda or a proposal relating to an agenda item must be made in writing at least 30 calendar days prior to the anniversary date of the proxy statement in connection with our last annual general meeting of shareholders; provided, however, that if the date of the general meeting of shareholders is more than 30 calendar days before or after the anniversary date of the last annual general meeting of shareholders, such request must instead be made by the tenth calendar day following the date on which we have made public disclosure of the date of the general meeting of shareholders.  The request must specify in writing the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

Our annual report, our standalone and consolidated financial statements, the auditors’ reports thereon, our compensation report pursuant to Swiss law and the auditor’s reports thereon, and our report on non-financial matters pursuant to article 964c of the Swiss Code (to the extent required by applicable law) must be made available to our shareholders no later than 20 calendar days prior to the annual general meeting of shareholders.  If these documents are not accessible electronically, each shareholder may request that these documents be promptly sent to it in due course, free of charge.

Voting

Each of our shares carries one vote at a general meeting of shareholders.  Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder (including the independent proxy), which proxy need not be a shareholder.  Our articles of association do not limit the number of shares that may be voted by a single shareholder.  Shareholders wishing to exercise their voting rights who hold their shares through a bank, broker or other nominee should follow the instructions provided by such bank, broker or other nominee or, absent instructions, contact such bank, broker or other nominee for instructions.  Shareholders holding their shares through a bank, broker or other nominee will not automatically be registered in our share register.  If any such shareholder wishes to be registered in our share register, such shareholder should contact the bank, broker or other nominee through which it holds our shares.

Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Our articles of association do not provide for cumulative voting for the election of directors.

Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a relative majority of the votes cast at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association.  However, our articles of association provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.  Our Corporate Governance Guidelines have a majority vote policy that provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation following such failure.  If a nominee who has submitted such a letter of resignation does not receive more votes cast “for” than “against” the nominee’s election, the corporate governance committee must promptly review the letter of resignation and recommend to the board of directors whether to accept the tendered resignation or reject it.  The board of directors must then act on the corporate governance committee’s recommendation within 90 days following the shareholder vote.  The board of directors must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter.

The acting chair may direct that resolutions and elections be held by use of an electronic voting system.  Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot. The board of directors can determine that shareholders, who are not present at the venue of the general meeting of shareholders may exercise their rights by electronic means. Virtual only meetings may only be held if the articles of association expressly authorize such a form of the general meeting. Our current articles of association do not include such an authorization.

The Swiss Code and/or our articles of association require the affirmative vote of at least two-thirds of the voting rights and the absolute majority of the par value of the shares, each as represented at a general meeting to approve, among other things, the following matters:

●the amendment to or the modification of the purpose clause in our articles of association;

●a reverse stock split;

●the creation or cancellation of shares with privileged voting rights;

●the restriction on the transferability of shares or cancellation thereof;

●the restriction on the exercise of the right to vote or the cancellation thereof;

●the introduction of or the amendment to a capital band or conditional share capital;

●the change of currency of our share capital;

●the delisting of our shares from a stock exchange;

●an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind, or for purposes of an acquisition of assets, or (3) a grant of special privileges;

●the limitation on or withdrawal of preemptive rights;

●a change in our registered office;

●the conversion of registered shares into bearer shares and vice versa;

●the introduction of an arbitration agreement in our articles of association; and

●our dissolution.

The same qualified voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets and Liabilities (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding shares is required).  Swiss law may also impose this qualified voting requirement in connection with the sale of “all or substantially all of our assets” by us.  See “—Compulsory Acquisitions; Appraisal Rights” below.

Our articles of association require the affirmative vote of at least two-thirds of the shares entitled to vote at a general meeting to approve the following matters:

●the removal of a serving member of the board of directors;

●any changes to Article 14, paragraph 1 specifying advance notice of proposal requirements;

●any changes to Article 18 specifying vote requirements for resolutions and elections;

●any changes to Article 20, paragraph 2 specifying qualified vote requirements;

●any changes to Article 21 specifying quorum requirements;

●any changes to Article 22 specifying the number of members of the board of directors;

●any changes to Article 23 specifying the term of the board of directors; and

●any changes to Article 24 specifying the organization of the board of directors and the indemnification provisions for directors and officers.

Our articles of association require the affirmative vote of holders of the number of our shares at least equal to the sum of (A) two-thirds of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, for us to engage in any business combination with an interested shareholder (as those terms are defined in our articles of association) and for the amendment of the provisions in our articles of association relating to this shareholder approval requirement.

Quorum for General Meetings

The presence of shareholders, in person or by proxy, holding at least a majority of the shares entitled to vote at the time when the general meeting proceeds to business is generally the required presence for a quorum for the transaction of business at a general meeting of shareholders.  However, the presence of shareholders, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business is the required presence for a quorum to adopt a resolution to amend, vary, suspend the operation of or cause any of the following provisions of our articles of association to cease to apply:

●Article 18—which relates to proceedings and procedures at general meetings;

●Article 19(j)—which relates to business combinations with interested shareholders;

●Article 20—which sets forth the level of shareholder approval required for certain matters;

●Article 21—which sets forth the quorum at a general meeting required for certain matters, including the removal of a serving member of the board of directors; and

●Articles 22, 23 and 24—which relate to the size and the organization of the board of directors, the term of directors and the indemnification provisions for directors and officers.

Additionally, shareholders present, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business constitute the required presence for a quorum at a general meeting to adopt a resolution to remove a serving director.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights.  No other person has a right to inspect the share register.  Shareholders who hold, alone or together, shares representing at least 5% of the share capital or the votes may request to inspect our books and records. Subject to prevailing business secrets or other of our material interests, our board of directors may authorize such inspection to the extent necessary to exercise shareholder rights within four months following receipt of such requests.  At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company.  Shareholders may also ask the auditor questions regarding its audit of the company.  The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholder rights and subject to prevailing business secrets or other of our material interests.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that a special independent commissioner investigate specific facts in a special investigation.  If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at our registered office to appoint a special independent commissioner.  If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of the share capital or the votes may request, within three months after the general meeting, the court to appoint a special independent commissioner.  The court will issue such an order if the petitioners can demonstrate prima facie that the board of directors, any member of our board of directors or one of our officers infringed the law or our articles of association and such infringements are capable of causing damage the company or the shareholders.  The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Swiss companies that undertake business combinations and other transactions that are binding on all shareholders are governed by the Merger Act.  A statutory merger or demerger requires that at least two-thirds of the votes and the absolute majority of the par value of the shares, each as represented at the general meeting of shareholders, vote in favor of the transaction.  Under the Merger Act, a “demerger” may take two forms:

●a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

●a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction.  See “—Voting” above.

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company.  With respect to corporations limited by shares, such as Transocean, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares.  In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company).  For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the votes and the absolute majority of the par value of the shares, each as represented at the general meeting of shareholders.  Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

●the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

●the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

●the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Legal Name; Formation; Fiscal Year; Registered Office

Transocean Ltd. was initially formed on August 18, 2008.  It is incorporated and domiciled in Steinhausen, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft).  Transocean Ltd. is recorded in the Commercial Register of the Canton of Zug with the registration number CHE-114.461.224.  Transocean’s fiscal year is the calendar year.

The address of Transocean’s registered office is Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland, and the telephone number at that address is +41 (41) 749 0500.

Corporate Purpose

Transocean Ltd. is the parent holding company of the Transocean group.  Pursuant to its articles of association, its business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose.  Transocean Ltd. may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

Duration and Liquidation

Our articles of association do not limit our duration.  Under Swiss law, we may be dissolved at any time by a resolution adopted at a general meeting of shareholders, which must be passed by the affirmative vote of holders of at least two thirds of votes and the absolute majority of the par value of the shares, each as represented (in person or by proxy) at the general meeting.  Dissolution and liquidation by court order is possible if (1) we become bankrupt or (2) shareholders holding at least 10% of our share capital so request for valid reasons.  Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the paid-up par value of shares held. The amount exceeding the par value of the share is subject to Swiss withholding tax of 35%.  Our shares carry no privilege with respect to such liquidation surplus.

Uncertificated Shares

Our shares have been issued in uncertificated form in accordance with article 973c of the Swiss Code as uncertificated securities, which have been registered with Computershare Inc., and constitute intermediated securities within the meaning of the Swiss Federal Act on Intermediated Securities.  In accordance with article 973c of the Code, Transocean Ltd. maintains a register of uncertificated securities (Wertrechtebuch).

Stock Exchange Listing

Our shares are listed and trade on the NYSE under the symbol “RIG.”

No Sinking Fund

The shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares that have been issued to date are duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

The shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.

Transfer and Registration of Shares

We have not imposed any restrictions applicable to the transfer of our shares, other than the requirement that an acquirer of shares expressly declares to have acquired the shares in its own name and for its own account.  Our share register is maintained by Computershare Inc., which acts as transfer agent and registrar.  The share register reflects only record owners of our shares.  Swiss law does not recognize fractional share interests.

MATERIAL TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences to Holders (as defined below) of the ownership and disposition of shares.  This discussion applies only to Holders who acquire shares pursuant to this offering and who hold shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment purposes). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to Holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply to Holders in light of their particular circumstances or status, such as if a Holder is, for instance:

●	a bank or other financial institution;
●	an insurance company;
●	a regulated investment company;
●	a real estate investment trust;
●	a broker or dealer in securities;
●	a trader in securities that uses a mark-to-market method of tax accounting;
●	holding shares as part of a conversion or constructive sale transaction, straddle, wash sale or other integrated transaction;
●	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
●	a tax-exempt entity or governmental organization;
●	a U.S. Holder that holds shares through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account;
●	any person that owns, actually or constructively, 10% or more of our stock (by value) or 10% or more of the total combined voting power of all classes of our stock entitled to vote;
●	a U.S. expatriate as defined in the Code; or
●	an S corporation, partnership or other pass-through entity for U.S. federal income tax purposes or a person that holds shares through any such entity.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis.  We have not and do not intend to seek any ruling from the Internal Revenue Service (“IRS”) regarding any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.  This summary does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than U.S. federal income taxes (such as estate and gift taxes).  Holders should consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, you are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of shares that is:

●	a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

●	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial owner of shares that, for U.S. federal income tax purposes, is an individual, corporation, estate, or trust that is not a U.S. Holder.

As used in this discussion, a “Holder” means a U.S. Holder, a Non-U.S. Holder, or both, as the context may require.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the U.S. federal income tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and upon certain determinations made at the partner level.  Such partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the ownership and disposition of shares.

ALL HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF SHARES.

U.S. Holders

Distributions on the Shares

Subject to the discussion under “—PFIC Considerations” below, the gross amount of a distribution paid with respect to the shares, without reduction for any Swiss withholding tax on such distribution, will be a dividend for U.S. federal income tax purposes to the extent of our current-year or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Distributions in excess of our current-year and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the shares and will reduce (but not below zero) such basis.  A distribution in excess of our current-year and accumulated earnings and profits and the U.S. Holder’s tax basis in the shares will be treated as capital gain realized on the sale or exchange of such shares.  However, we may be unable to determine the portion of a distribution that is a dividend for U.S. federal income tax purposes, in which case we will be required to report the entire amount of such distribution as a dividend.  U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions received from us.  The amount of any distribution of property other than cash will be the fair market value of such property on the date of such distribution.

In general, dividends paid with respect to the shares to certain non-corporate U.S. Holders will be treated as “qualified dividend income,” which is taxable to such a U.S. Holder at preferential capital gain tax rates provided that (i) our shares are readily tradable on an established securities market in the United States (such as the NYSE) or we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information program, (ii) as discussed below in “—PFIC Considerations,” we are not a PFIC (as defined below) for the taxable year during which the dividend is paid or the immediately preceding taxable year, and (iii) certain holding period and other requirements are satisfied.  For purposes of clause (i) above, our shares should be treated as readily tradable on an established securities market in the United States so long as they are listed on the NYSE.

U.S. Holders would be subject to special rules relating to foreign currency transactions if we were to make distributions in a currency other than in United States dollars.  In that case, U.S. Holders should consult their tax advisors regarding the application of such rules.

Foreign Tax Credit

In general, dividends paid with respect to the shares will constitute foreign source income and generally will be considered passive category income for purposes of computing the foreign tax credit allowable to U.S. Holders.  If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends.  However, if we are a “United States-owned foreign corporation” (generally, a foreign corporation 50 percent or more of the stock of which, by vote or value, is held directly, indirectly or under applicable constructive ownership rules, by United States persons), at least a portion of the dividends paid with respect to the shares will be recharacterized as U.S. source income for foreign tax credit purposes if and to the extent that more than a de minimis amount of the earnings and profits out of which the dividends are paid is from sources within the United States.  We cannot provide any assurances that we will not be characterized as a “United States-owned foreign corporation” as we do not track our ownership of shares by United States persons.  We do not expect to maintain calculations with respect to the source of our earnings and profits under U.S. federal income tax principles.  Swiss tax, if any, withheld on distributions to a U.S. Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to special limitations.  The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances and the value of any potential tax credit may be limited if we were characterized as a “United States-owned foreign corporation.” U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

Sale, Exchange, or Other Taxable Disposition of Shares

Subject to the discussion under “—PFIC Considerations” below, in general, the sale, exchange, or other taxable disposition of shares will result in gain or loss to a U.S. Holder equal to the difference between (i) the amount of cash plus the fair market value of any other property received by such U.S. Holder in the sale, exchange, or other taxable disposition and (ii) such U.S. Holder’s adjusted basis in the shares.

Gain or loss recognized on the sale, exchange, or other taxable disposition of shares will generally be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year at the time of the sale, exchange, or other taxable disposition.  Long-term capital gains of non-corporate U.S. Holders (including individuals) generally are subject to tax at preferential U.S. federal income tax rates.  The deductibility of capital losses is subject to limitations.  Any such gain or loss recognized will generally be treated as U.S. source income or loss for purposes of computing a U.S. Holder’s foreign tax credit for U.S. federal income tax purposes and, as a result of the U.S. foreign tax credit limitation, foreign taxes, if any, imposed upon capital gains in respect of the shares may not be creditable. U.S. Holders should consult their own tax advisors regarding the tax consequences if a foreign tax is imposed on a sale, exchange or other disposition of shares, including the availability of a foreign tax credit or deduction in respect of any foreign tax imposed on a sale, exchange or other taxable disposition of shares.

PFIC Considerations

The treatment of U.S. Holders could differ materially from that described above if, at any relevant time, we are a passive foreign investment company (“PFIC”).  For U.S. federal income tax purposes, we would be treated as a PFIC for any taxable year in which after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:

●	75% or more of our gross income for such taxable year consists of passive income (generally, dividends, interest, gains from the sale or exchange of investment property, and certain rents and royalties); or
●	the average percentage (based on quarterly measurements) of the value of our assets that produce, or are held for the production of, passive income is at least 50%.

For this purpose, we are deemed to own our proportionate share of the assets and to receive directly our proportionate share of the income of any (i) other corporation in which we own, directly or indirectly, at least 25% of the value of such corporation’s stock and (ii) any partnership in which we own, directly or indirectly, at least 25% of the value of the equity interests of such partnership or satisfy an “active partner” test and do not elect out of “look through” treatment for such partnership.

We believe that we were not a PFIC for our taxable year ended December 31, 2024, and we do not anticipate becoming a PFIC in the foreseeable future.  That said, the determination of whether we are a PFIC is fact-intensive, based upon the composition of our assets and income at any given time, and made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation.  Accordingly, no assurance can be given that we will not be a PFIC in respect of our current taxable year or in future taxable years.  Moreover, there can be no assurance that the IRS will not challenge any determination made by us that we do not constitute a PFIC.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different, generally adverse, taxation rules depending on whether or not the U.S. Holder makes (i) an election to treat us as a qualified electing fund (a “QEF” election) or (ii) a “mark-to-market” election with respect to the shares, as discussed below.  If we are a PFIC, a U.S. Holder will generally be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs.  However, the mark-to-market election discussed below will likely not be available with respect to shares of any such PFIC subsidiaries.  In addition, if a U.S. Holder owns shares during any taxable year in which we are a PFIC, such U.S. Holder must file an annual report with the IRS on IRS Form 8621.  A failure to file this report as required may toll the running of the statute of limitations in respect of each of the U.S. Holder’s taxable years for which the report is required to be filed.  As a result, the taxable years with respect to which the U.S. Holder fails to file the report may remain open to assessment by the IRS indefinitely, until the report is filed.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election in a taxable year, then for that and for all subsequent taxable years in which such U.S. Holder has held the shares and we are a PFIC, such U.S. Holder must include in income for such U.S. Holder’s taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which the U.S. Holder is reporting, regardless of whether the U.S. Holder received any distributions from us in that year.  The U.S. Holder’s adjusted basis in the shares will be increased to reflect taxed but undistributed earnings and profits.  Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the U.S. Holder’s adjusted basis in the shares and will not be taxed again once distributed.  A U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other disposition of shares.  A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by checking the appropriate box on IRS Form 8621 and filing that form with its U.S. federal income tax return.  If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will endeavor (but will not be required) to post to our website or otherwise provide each U.S. Holder with the information necessary to make the QEF election described above, though there is no guarantee that we will do so.

Taxation of U.S. Holders Making a Mark-to-Market Election

If we are treated as a PFIC for any taxable year and the shares are treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a mark-to-market election with respect to the shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations.  If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s shares at the end of the taxable year over the U.S. Holder’s adjusted basis in the shares.  The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted basis in the shares over the fair market value of the shares at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.  A U.S. Holder’s basis in its shares would be adjusted to reflect any such income or loss recognized.  Gain recognized on the sale, exchange, or other disposition of shares would be treated as ordinary income, and any loss recognized on the sale, exchange, or other disposition of shares would be treated as ordinary loss to the extent such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder.  Because the mark-to-market election applies only to marketable stock, however, it would generally not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we are treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a mark-to-market election for that year would be subject to adverse tax rules with respect to (i) any excess distribution

(generally, the portion of any distributions received by the U.S. Holder with respect to the shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder with respect to the shares in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the shares) and (ii) any gain realized on the sale, exchange, or other disposition of the shares.  Under these special rules:

●	the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period in the shares;
●	the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we are a PFIC, would be taxed as ordinary income in the current year; and
●	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax on ordinary income in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed on the resulting tax liability as if that tax liability had been due for each such other taxable year.

Unless a U.S. Holder either (i) makes a timely QEF election or mark-to-market election with respect to the shares or (ii) a “purging election” (potentially in connection with a QEF election) if applicable requirements are satisfied, a U.S. Holder that holds shares during a period in which we are a PFIC will be subject to the foregoing rules for that taxable year and all subsequent taxable years in which the U.S. Holder holds shares, even if we cease to be a PFIC. There are several forms of purging election with various requirements, each of which may result in adverse U.S. federal tax consequences.

Classification as a PFIC may have other adverse tax consequences, including in the case of individual U.S. Holders, the denial of a step-up in the tax basis of the shares at death.

The PFIC rules are very complex. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to their investment in the shares, including the advisability of choosing to make a QEF election, mark-to-market election or purging election.

Backup Withholding and Information Reporting

Dividend payments made to U.S. Holders and proceeds paid from the sale or other disposition by U.S. Holders of shares may be subject to information reporting and possible U.S. federal backup withholding. Certain exempt recipients (such as corporations) are not subject to these information reporting or backup withholding requirements. Backup withholding generally will not apply to a U.S. Holder who furnishes a correct taxpayer identification number (generally, on IRS Form W-9) and makes any other required certification, or who is otherwise exempt from backup withholding.  Backup withholding is not an additional tax and may be credited against a U.S. Holder’s regular U.S. federal income tax liability or, if in excess of such liability, refunded by the IRS if a timely refund claim is filed with the IRS.

Information Reporting Regarding Foreign Financial Assets

Individual U.S. Holders that hold “specified foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by certain financial institutions) that exceed certain thresholds are required to report to the IRS information relating to such assets.  Under certain circumstances, an entity may be treated as an individual for purposes of these rules.  Significant penalties may apply for failure to satisfy these reporting obligations.  Individual U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these reporting obligations on their investment in the shares.

Non-U.S. Holders

Distributions on the Shares

Subject to the discussion under “—Backup Withholding and Information Reporting” below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on dividends received on its shares, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States

(and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder in the United States).

Except to the extent otherwise provided in an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on dividends that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.  Effectively connected dividends received by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

Sale, Exchange, or Other Taxable Disposition of Shares

Subject to the discussion under “—Backup Withholding and Information Reporting” below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale, exchange, or other taxable disposition of shares, unless:

●	the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met, in which case any gain recognized would generally be subject to a flat 30% U.S. federal income tax; or
●	such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, the gain is attributable to a permanent establishment or fixed place of business maintained by the Non-U.S. Holder in the United States).

Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on recognized gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.  Effectively connected gains recognized by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

Backup Withholding and Information Reporting

Dividends paid to Non-U.S. Holders with respect to shares and proceeds from a sale or other disposition by Non-U.S. Holders of shares received in the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless the Holder provides proof of an applicable exemption or furnishes its taxpayer identification number (generally, on an applicable IRS Form W-8) and otherwise complies with all applicable requirements.  Backup withholding is not an additional tax and may be credited against a Non-U.S. Holder’s regular U.S. federal income tax liability or, if in excess of such liability, refunded by the IRS if a timely refund claim is filed with the IRS.

Swiss Taxation

Set out below is a summary of certain Swiss tax matters related to the purchase, holding and disposal of shares.  The statements below regarding Swiss taxation are based on the laws in force in Switzerland as of the date of this prospectus supplement, which may be subject to any changes in law occurring after such date.  Such changes could possibly be made on a retroactive basis.  The summary does not address foreign tax laws.

The summary is of a general nature and does not purport to be a comprehensive description of all the Swiss tax considerations that may be relevant for a decision to purchase, own or dispose of shares.  Shareholders who wish to clarify their own tax situation should consult with and rely upon their own tax advisers.  Shareholders resident in Switzerland or holding their shares as part of a Swiss permanent establishment should consult with their own tax advisers regarding the Swiss income tax treatment of the purchase, holding and disposal of shares.

Swiss Withholding Tax

Under present Swiss tax law, dividends due and similar cash or in-kind distributions made by Transocean Ltd. to a shareholder of shares (including liquidation proceeds and stock dividends) are subject to Swiss federal withholding tax (Verrechnungssteuer) (“Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of the taxable distribution).  Transocean Ltd. is obliged to deduct the Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 calendar days of the due date of such distribution.  However, the repayment of the nominal value of the shares and any (permissible) repayment of qualifying additional paid-in capital (capital contribution reserves (Reserven aus Kapitaleinlagen)) are not subject to the Withholding Tax.

Swiss resident individuals who hold their shares as private assets (“Resident Private Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return.  In addition, (i) corporate and individual shareholders who are resident in Switzerland for tax purposes, (ii) corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their shares as part of a trade or business carried on in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes and (iii) Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments, in shares and other securities (collectively, “Domestic Commercial Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income statements or income tax return, as the case may be.

Shareholders who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland (“Tax Treaty”) and further conditions of such Tax Treaty are met.  Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country.  Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of shares and the procedures for claiming a refund of the Withholding Tax.

Automatic Exchange of Information

Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (“AEOI”) in tax matters (the “AEOI Agreement”), which became effective as of January 1, 2017.  Furthermore, on January 1, 2017, the multilateral competent authority agreement on the automatic exchange of financial account information and, based on such agreement, a number of bilateral AEOI agreements with other countries became effective.  Based on this AEOI Agreement and the bilateral AEOI agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, which may include shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of residents in a member state or a treaty state.

A list of the AEOI agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Financial Matters:

https://www.sif.admin.ch/en/automatic-exchange-information-aeoi

Swiss Federal Stamp Taxes

The issuance of the shares and the sale pursuant to and in the course of this offering is subject to Swiss federal securities issuance stamp tax (Emissionsabgabe) of 1% and will be borne by Transocean Ltd.

The subsequent purchase or sale of shares, whether by Resident Private Shareholders, Domestic Commercial Shareholders or Non-Resident Shareholders (secondary market transactions), may be subject to the Swiss federal securities transfer stamp tax (Umsatzabgabe) at a current rate of up to 0.15%, calculated on the purchase price or the sale proceeds, respectively, if (i) such transfer occurs through or with a Swiss or Liechtenstein bank or by or with involvement of another Swiss securities dealer as defined in the Swiss federal stamp tax duty act and (ii) no exemption applies.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of the shares.  The same applies for capital gains on the sale of shares.  For Withholding Tax consequences, see above.

Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as stock dividends or taxable repurchases of shares as described above), which are not repayments of the nominal value of the shares or qualifying additional paid-in capital, are required to report such receipts in their individual income tax returns and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant tax period.  A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of shares to a third party will generally be a tax-free private capital gain or a not tax-deductible capital loss, as the case may be.  Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their income statements for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period.  Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (Beteiligungsabzug), if the shares held have a market value of at least CHF 1 million.

Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of shares in their income statement for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of shares) for such taxation period.

Swiss Wealth Tax and Capital Tax

Non-Resident Shareholders

Non-Resident Shareholders holding the shares are not subject to cantonal and communal wealth or annual capital tax because of the mere holding of the shares.

Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders are required to report their shares as part of their private wealth and are subject to cantonal and communal wealth tax.  Domestic Commercial Shareholders are required to report their shares as part of their business wealth or taxable capital, as defined, and are subject to cantonal and communal wealth or annual capital tax.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA.  The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance.  Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland.  On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.  The U.S and Switzerland agreed to change from the existing Model 2 IGA to the FATCA Model 1 IGA. The envisaged timeline for the implementation is January 2027, subject to the approval of the Swiss Parliament.  The negotiations were concluded on November 13, 2023, and on June 27, 2024, the Swiss Federal Tax Administration issued a press release announcing the signing of a reciprocal FATCA Model 1 intergovernmental agreement (the

“Model 1 IGA”). This means that Switzerland will also receive account data from the United States in the future. Swiss financial institutions will no longer provide the required data to the U.S. authorities, but rather to the Swiss Federal Tax Administration, which will then transmit it to the Internal Revenue Service. In Switzerland, the implementation of the Model 1 IGA necessitates changes to national law, which will be decided by the Federal Assembly. Such changes to national law implementing the Model 1 IGA are currently expected to enter into force in Switzerland on January 1, 2027. However, it is not possible to predict whether and when such changes will be enacted.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement between us and the underwriters named below, for whom Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives, the underwriters have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Total

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares subject to their receipt and acceptance of the shares from us and subject to prior sale, and the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. An affiliate of one of our directors, Frederik Mohn, has provided an indication of interest in purchasing up to an aggregate of 4,000,000 shares from the underwriters at the public offering price. The number of our shares available for sale to the public will be reduced to the extent such person purchases such shares. The underwriters will not receive any underwriting discounts or commissions on any shares sold to any affiliate of Frederik Mohn. The indication of interest is not a commitment to purchase, and such person is not obligated to purchase any of our shares in this offering.

The underwriters initially propose to offer part of the shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $              per share under the public offering price. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the representatives.

The Company has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase an additional 15,000,000 shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an additional 15,000,000 shares from us.

	Per share	Total
		No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us
Proceeds, before expenses, to us	$	$	$

We estimate that our out-of-pocket expenses for this offering will be approximately $      .  All of the offering expenses will be paid by us.  We also have agreed to reimburse the underwriters for up to $25,000 for their Financial Industry Regulatory Authority, Inc. (“FINRA”) counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Our shares are listed and trade on the NYSE under the symbol “RIG.”

In connection with this offering, we agreed that, subject to certain exceptions, we will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares or securities convertible into or exercisable or exchangeable for any shares, excluding any exchangeable bonds issued by Transocean Inc. and guaranteed by the Company or any of its subsidiaries, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares, whether any of these transactions are to be settled by delivery of shares or other securities, in cash or otherwise, or file any registration statement with the SEC relating to the offering of any shares or any securities convertible into or exercisable or exchangeable for shares (other than a registration statement on Form S-8 or any registration statement the Company is required to file pursuant to existing registration rights) or publicly disclose the intention to enter into any such transaction or make such filing, without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement.

Each of our executive officers and directors (collectively with Transocean, the “lock-up parties” and each, a “lock-up party”) have also agreed in connection with this offering that they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares or securities convertible into or exchangeable or exercisable for any shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our shares, whether any of these transactions are to be settled by delivery of our shares or other securities, in cash or otherwise, or publicly disclose the intention to enter into any such transaction, without, in each case, the prior written consent of the representatives for a period of 60 days (the “Restricted Period”) after the date of this prospectus supplement.

These lock-up restrictions are subject to certain specific exceptions, including (but not limited to) (a) transactions relating to our shares or other securities acquired in open market transactions after the completion of the offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of our shares or other securities acquired in such open market transactions, (b) transfers of our shares or any security convertible into our shares as a bona fide gift; provided that any such transfer shall not involve a disposition for value, (c) distributions of our shares or any security convertible into our shares to limited partners or shareholders of the lock-up party; provided that in the case of any transfer or distribution pursuant to above clause (c), (i) each donee or distributee shall sign and deliver a lock up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of our shares, shall be required or shall be voluntarily made during the Restricted Period, (d) facilitating the establishment of a written trading plan on behalf of a shareholder, officer or director of Transocean pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our shares (a “10b5-1 Plan”); provided that (i) such plan does not provide for the transfer of our shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or Transocean regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our shares may be made under such plan during the Restricted Period, (e) sales made pursuant to a 10b5-1 Plan entered into prior to the effective date of the underwriting agreement and (f) sale or transfers for up to 400,000 shares by certain officers of Transocean.

The representatives, in their sole discretion, may release the shares and other securities subject to the lock-up agreements described above in whole or in part at any time.  When determining whether or not to release the shares and other securities from lock-up agreements, the representatives will consider, among other factors, the holder’s reasons for requesting the release and the number of shares or other securities for which the release is being requested.

In order to facilitate the offering of the shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares in the open market to stabilize the price of the shares. These activities may raise or maintain the market price of the shares above independent market levels or prevent or retard a decline in the market price of the shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. An affiliate of one of the underwriters is the administrative and collateral agent and a lender under our bank credit facility, and certain of the underwriters and their affiliates may be holders of the 8.00% Senior Notes due February 2027.  To the extent we use proceeds from the offering to repay any indebtedness under our bank credit facility or the 8.00% Senior Notes due February 2027, such underwriter or affiliate, respectively, will receive proceeds from this offering.

Selling Restrictions

Economic Area and United Kingdom Retail Investors

The securities are not intended to be offered or sold to and should not be offered or sold to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom.  For these purposes, a retail investor means a person who is one (or more) of:  (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).  No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any in scope instrument or otherwise making such instruments available to retail investors in the EEA or in the United Kingdom has been prepared.  Offering or selling the securities or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of the shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of shares shall require us or any representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

(a)	released, issued, distributed or caused to be released, issued or distributed to the public in France; or;
(b)	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

(a)	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
(c)	in a transaction that, in accordance with article L.411-2-II-1“-or-2”-or 3” of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b)	where no consideration is or will be given for the transfer;
c)	where the transfer is by operation of law;
d)	as specified in Section 276(7) of the SFA; or
e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares.

Accordingly, the shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Switzerland

This prospectus supplement and the accompanying base prospectus, which are part of a registration statement on Form S-3 (File No. 333-280617) that we filed with the SEC, constitute a foreign prospectus within the meaning of article 54 para. 2 and para. 3 of the Swiss Federal Financial Services Act of June 15, 2018, as amended (“FinSA”), and article 70 paras. 2 to 4 of the Swiss Federal Financial Services Ordinance of November 6, 2019, as amended, and have been deposited with the Prospectus Office of SIX Exchange Regulation AG. You may obtain copies of the full registration statement, of which the prospectus supplement and the accompanying base prospectus are part, in electronic form at the internet website maintained by the SEC at www.sec.gov or in electronic or printed form from us by writing or calling:

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

Attn: Investor Relations
+1 (713) 232-7500

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase shares in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the shares being offered by this prospectus supplement will be passed upon for us by Homburger AG, Zurich, Switzerland, as to matters of Swiss law, and by Baker Botts L.L.P., Houston, Texas, as to certain legal matters relating to U.S. law.  Certain legal matters in connection with this offering relating to U.S. law will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Transocean Ltd. and subsidiaries appearing in Transocean Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2024 (including the schedule appearing therein), and the effectiveness of Transocean Ltd.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains a website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding issuers that file electronically.  The shares are listed on the NYSE under the symbol “RIG.” We also maintain an Internet website at www.deepwater.com, which provides additional information about us through which you can also access our SEC filings.  Except for the documents incorporated by reference into this prospectus supplement as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference, do not constitute part of this prospectus supplement and should not be relied upon in connection with making any investment in our shares.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-280617) that we filed with the SEC.  This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and the exhibits thereto.  You may obtain the full registration statement from the SEC or us (as described below).  Forms of the documents establishing the terms of the shares are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.  Statements in this prospectus supplement are qualified in all respects by reference to the documents to which they refer.  You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information.  We have incorporated by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not “filed” with the SEC, unless we specifically provide that such “furnished” information is to be incorporated by reference) until the completion or termination of this offering.

The documents we incorporate by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025 and for the quarterly period ended June 30, 2025;
●	our Current Reports on Form 8-K filed with the SEC on February 18, 2025 (the second such report filed on such date and only with respect to Item 5.02 thereto), June 3, 2025, June 20, 2025, July 7, 2025, July 22, 2025, August 11, 2025, August 19, 2025 and August 27, 2025; and
●	the description of our share capital contained in our Current Report on Form 8-K12G3 filed with the SEC on December 19, 2008, as updated by the description in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any other amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

A copy of these filings will be provided upon oral or written request, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost.  You may request such copies by writing or calling:

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

Attn: Investor Relations

+1 (713) 232-7500

PROSPECTUS

Transocean Ltd.

Shares
Warrants
Purchase Contracts
Rights
Units
Guarantees

Transocean Inc.

Debt Securities
Warrants
Purchase Contracts
Rights
Units

Transocean Ltd. or Transocean Inc. will provide the specific terms of the securities in supplements to this prospectus.  The securities may be offered separately or together in any combination or as separate series.  You should read this prospectus and any supplement carefully before you invest.

Transocean Ltd.’s shares are traded on the New York Stock Exchange under the trading symbol “RIG.”

Transocean Ltd.’s principal executive offices are located at Turmstrasse 30, 6312 Steinhausen, Switzerland, and its telephone number at that address is +41 (41) 749 0500.  Transocean Inc.’s principal executive offices are located at 36C Dr. Roy’s Drive, Bermuda House, 4th Floor, George Town, Grand Cayman, Cayman Islands KY1-1003, and its telephone number at that address is +1 (345) 745 4500.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Transocean Ltd. and Transocean Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, either or both of Transocean Ltd. and Transocean Inc. may sell securities from time to time and in one or more offerings.  This prospectus provides you with a general description of the securities Transocean Ltd. and Transocean Inc. may offer. Each time Transocean Ltd. or Transocean Inc. uses this prospectus to offer securities, the issuer(s) will provide a prospectus supplement and, if applicable, a free writing prospectus that will describe the specific terms of the offering.  Any prospectus supplement or free writing prospectus that Transocean Ltd. or Transocean Inc. files in connection with any specific offering by Transocean Ltd. and Transocean Inc. may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

Transocean Ltd. and Transocean Inc. have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to “USD,” “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

Transocean Ltd. and Transocean Inc. are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

References in this prospectus to “we,” “our,” “us” and similar terms mean Transocean Ltd. and its subsidiaries unless indicated otherwise.  References to “issuers” mean Transocean Ltd. and Transocean Inc.

FORWARD-LOOKING INFORMATION

The statements included in this prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions:

● “anticipates”	● “could”	● “forecasts”	● “might”	● “projects”
● “believes”	● “estimates”	● “intends”	● “plans”	● “scheduled”
● “budgets”	● “expects”	● “may”	● “predicts”	● “should”

Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

●	those described under “Item 1A. Risk Factors” included in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 and “Item 1A. Risk Factors” included in Part II of our Quarterly Report on Form 10-Q for the three months ended March 31, 2024;
●	the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil and natural gas producing countries with respect to production levels or other matters related to the prices of oil and natural gas;
●	the adequacy of and access to our sources of liquidity;
●	our inability to renew drilling contracts at comparable, or improved, dayrates and to obtain drilling contracts for our rigs that do not have contracts;
●	operational performance;
●	the cancellation of drilling contracts currently included in our reported contract backlog;
●	losses on impairment of long-lived assets;
●	shipyard, construction and other delays;
●	the results of meetings of our shareholders;
●	changes in political, social and economic conditions;
●	the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies;
●	the effects of public health threats, pandemics and epidemics and the potential adverse impacts thereof; and
●	other factors discussed in this prospectus and in our other filings with the SEC, which are available free of charge on the SEC website at www.sec.gov.

The foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

Transocean Inc. is a Cayman Islands exempted company, and Transocean Ltd. is a Swiss corporation.  Certain of their respective officers and directors may be residents of various jurisdictions outside the United States.  All or a substantial portion of the assets of Transocean Inc. and Transocean Ltd. and the assets of these persons may be located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce any U.S. court judgment obtained against Transocean Inc., Transocean Ltd. or these persons, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.  Each of Transocean Inc. and Transocean Ltd. has agreed to be served with process with respect to actions based on offers and sales of its securities.  To bring a claim against either, you may serve Transocean Ltd.’s Corporate Secretary, c/o Transocean Offshore Deepwater Drilling Inc., 1414 Enclave Parkway, Houston, Texas 77077, the U.S. agent appointed for such purpose.

Carey Olsen, Transocean Inc.’s Cayman Islands legal counsel, has advised Transocean Inc. that it is uncertain that Cayman Islands courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Inc. or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws or (2) original actions brought against Transocean Inc. or other persons predicated upon the Securities Act.  There is no treaty between the United States and the Cayman Islands providing for enforcement of judgments, and there are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts.  In general, Cayman Islands courts would not enforce any remedies if they are deemed to be penalties, fines, taxes or similar remedies.

Homburger AG, Transocean Ltd.’s Swiss legal counsel, has advised Transocean Ltd. that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Ltd. or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or (2) original actions brought against Transocean Ltd. or other persons predicated upon the Securities Act.  The enforceability in Switzerland of a foreign judgment rendered against Transocean Ltd. or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act.  In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

●	such foreign court had jurisdiction;
●	such judgment has become final and non-appealable;
●	the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and
●	such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if Transocean Ltd. can demonstrate that it or such other persons were not effectively served with process.

ABOUT TRANSOCEAN LTD.

Transocean Ltd. is a leading international provider of offshore contract drilling services for oil and gas wells.  As of June 28, 2024, we owned or had partial ownership interests in and operated 36 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and eight harsh environment floaters.

We provide, as our primary business, contract drilling services in a single operating segment, which involves contracting our mobile offshore drilling rigs, related equipment and work crews to drill oil and gas wells.  We specialize in technically demanding regions of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services.  Our drilling fleet is one of the most versatile fleets in the world, consisting of drillships and semisubmersible floaters used in support of offshore drilling activities and offshore support services on a worldwide basis.

We perform contract drilling services by deploying our high-specification fleet in a single, global market that is geographically dispersed in oil and gas exploration and development areas throughout the world.  Although rigs can be moved from one region to another, the cost of moving rigs and the availability of rig-moving vessels may cause the supply and demand balance to fluctuate somewhat between regions.  Still, significant variations between regions do not tend to persist long term because of rig mobility.  The location of our rigs and the allocation of resources to operate, build or upgrade our rigs are determined by the activities and needs of our customers.

Transocean Ltd. is a Swiss corporation with its registered office in Steinhausen, Canton of Zug and with principal executive offices located at Turmstrasse 30, 6312 Steinhausen, Switzerland.  Transocean Ltd.’s telephone number at that address is +41 (41) 749 0500. Shares of Transocean Ltd.’s common stock are listed on the NYSE under the symbol “RIG.”

ABOUT TRANSOCEAN INC.

Transocean Inc. is a direct, wholly owned subsidiary of Transocean Ltd. Transocean Inc. is the issuer of certain notes and debentures that have been guaranteed by Transocean Ltd. Transocean Inc.’s principal executive offices are located at 36C Dr. Roy’s Drive, Bermuda House, 4th Floor, George Town, Grand Cayman, Cayman Islands KY1-1003, and its telephone number at that address is +1 (345) 745 4500.

WHERE YOU CAN FIND MORE INFORMATION

Transocean Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding issuers that file electronically. The shares are listed on the NYSE under the symbol “RIG.” We also maintain an Internet website at www.deepwater.com, which provides additional information about us through which you can also access Transocean Ltd.’s SEC filings. Except for the documents incorporated by reference into this prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference, do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our shares.

This prospectus is part of a registration statement on Form S-3 that the issuers have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You may obtain the full registration statement from the SEC or us (as described below). Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any applicable prospectus supplement are qualified in all respects by reference to the documents to which they refer. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows the issuers to “incorporate by reference” the information Transocean Ltd. has filed with it, which means that the issuers can disclose important information to you by referring you to those documents filed separately with the SEC.  The information the issuers incorporate by reference is deemed to be part of this prospectus, and subsequent information that Transocean Ltd. files with the SEC will automatically update and supersede this information.  The issuers incorporate by reference the documents listed below and any future filings Transocean Ltd. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not “filed” with the SEC, unless the issuers specifically provide that such “furnished” information is to be incorporated by reference) after the date of this prospectus and until the offering is terminated.  The documents the issuers incorporate by reference are:

●	Transocean Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 21, 2024;
●	Transocean Ltd.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024;
●	Transocean Ltd.’s Current Reports on Form 8-K filed with the SEC on March 6, 2024, April 18, 2024, May 8, 2024, May 22, 2024, June 4, 2024 (item 8.01 only), June 14, 2024, June 21, 2024, June 24, 2024 and June 28, 2024; and
●	the description of Transocean Ltd.’s share capital contained in Transocean Ltd.’s Current Report on Form 8-K12G3 filed with the SEC on December 19, 2008, as updated by the description in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 21, 2024 and any other amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

A copy of these filings will be provided upon oral or written request, other than an exhibit to these filings unless the issuers have specifically incorporated that exhibit by reference into the filing, at no cost.  You may request such copies by writing or calling:

Transocean Ltd.
c/o Transocean Offshore Deepwater Drilling Inc.
1414 Enclave Parkway
Houston, Texas 77077
Attn: Investor Relations
+1 (713) 232-7500

RISK FACTORS

An investment in the issuers’ securities involves certain risks. You should carefully consider the risks related to the issuers’ securities described in the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. The business, financial condition or results of operations of Transocean Ltd. and Transocean Inc. could be materially adversely affected by any of these risks. This prospectus also contains forward-looking statements that involve risks and uncertainties. Transocean Ltd. and Transocean Inc.’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. See “Forward-Looking Information” and “Where You Can Find More Information”.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

●	repayment or refinancing of debt;
●	acquisitions;
●	working capital;
●	capital expenditures and repurchases; and
●	redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF TRANSOCEAN INC. DEBT SECURITIES AND TRANSOCEAN LTD. GUARANTEE

The debt securities covered by this prospectus will be the general unsecured obligations of Transocean Inc. Transocean Inc. may issue two types of debt securities, senior or subordinated.  The exact terms of the debt securities will be described in a prospectus supplement.  The senior debt securities will be issued under an indenture dated December 11, 2007, among Transocean Ltd., Transocean Inc. and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as supplemented.  In this prospectus, we refer to such indenture as the senior indenture.  The senior debt securities will be guaranteed by Transocean Ltd., and may also be guaranteed by one or more subsidiaries of Transocean Ltd.  The subordinated debt securities will be issued under an indenture that is substantially in the form of the Form of Indenture included as Exhibit 4.3 to the registration statement of which this prospectus forms a part, which will be entered into with a trustee and will be described more fully in the prospectus supplement for those debt securities.  In this prospectus, we refer to any such indenture as the subordinated indenture.  The subordinated debt securities may be guaranteed by Transocean Ltd., and may also be guaranteed by one or more subsidiaries of Transocean Ltd.  We refer to the senior indenture and the subordinated indenture collectively as the indentures.  The indentures are substantially identical, except for provisions relating to subordination.  The senior debt securities will constitute senior debt and will rank equally with all of Transocean Inc.’s unsecured and unsubordinated debt.  The subordinated debt securities will be subordinated to, and thus have a junior position to, Transocean Inc.’s senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to Transocean Inc.’s other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below.  We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.  Please read “Where You Can Find More Information.”

Provisions Applicable to Each Indenture

General.  The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that Transocean Inc. may issue.  Transocean Inc. may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.  The indentures also give Transocean Inc. the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

Unless we inform you otherwise in the applicable prospectus supplement, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Transocean Inc. participates in a highly leveraged transaction or upon a change of control.  The indentures also do not contain provisions that give holders the right to require Transocean Inc. to repurchase their securities in the event of a decline in its credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Transocean Ltd. Guarantee.  Transocean Ltd. has irrevocably and unconditionally guaranteed the obligations of Transocean Inc. under the senior indenture and the debt securities issued thereunder and may irrevocably and unconditionally guarantee the obligations of Transocean Inc. under the subordinated indenture and the debt securities issued thereunder.  Unless otherwise set forth in the applicable prospectus supplement, Transocean Ltd.’s guarantee of the Transocean Inc. senior debt securities will be an unsecured obligation of Transocean Ltd. and will rank equally with all of its other unsecured and unsubordinated debt.  Unless otherwise set forth in the applicable prospectus supplement, Transocean Ltd.’s guarantee of the Transocean Inc. subordinated debt securities will be an unsecured obligation of Transocean Ltd., subordinated in right of payment to the prior payment in full of all Transocean Ltd. senior debt.

Terms.  The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

●	whether the debt securities will be senior or subordinated debt securities;
●	the title of the debt securities;

●	the total principal amount of the debt securities;
●	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global debt securities held by a depositary on behalf of holders;
●	the date or dates on which the principal of and any premium on the debt securities will be payable;
●	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;
●	any right to extend or defer the interest payment periods and the duration of the extension;
●	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
●	the place or places where payments on the debt securities will be payable;
●	any provisions for optional redemption or early repayment;
●	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;
●	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;
●	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
●	whether the debt securities are defeasible in the matter described below under “—Defeasance,” and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
●	any changes or additions to the events of default or covenants described in this prospectus;
●	any restrictions or other provisions relating to the transfer or exchange of debt securities;
●	any terms for the conversion or exchange of the debt securities for other securities of Transocean Inc., Transocean Ltd. or any other entity;
●	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and
●	any other terms of the debt securities not prohibited by the applicable indenture.

Transocean Inc. may sell the debt securities at a discount, which may be substantial, below their stated principal amount.  These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.  If Transocean Inc. sells these debt securities, it will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations relating to those debt securities.

If Transocean Inc. sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, it will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets.  The indentures generally permit a consolidation, merger or scheme of arrangement qualifying as an amalgamation between Transocean Inc. and another entity.  They also permit Transocean Inc. to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets.  Transocean Inc. has agreed, however, that it will not consolidate with, merge into or complete a scheme of arrangement qualifying as an amalgamation with any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

●	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction;
●	if Transocean Inc. is not the continuing entity, the resulting entity or transferee assumes by supplemental indenture the due and punctual payments on the debt securities and the performance of Transocean Inc.’s covenants and obligations under the indenture and the debt securities; and
●	Transocean Inc. delivers to the trustee an officers’ certificate and opinion of counsel stating that the transaction and supplemental indenture comply with the indenture.

Upon any such consolidation, merger or scheme of arrangement qualifying as an amalgamation in which Transocean Inc. is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving Transocean Inc., the resulting successor entity or transferee will be substituted for Transocean Inc. under the applicable indenture and debt securities and Transocean Inc. will be released from the applicable indenture.

Events of Default.  Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

●	failure to pay interest when due on that series of debt securities for 30 days;
●	failure to pay principal of or any premium on that series of debt securities when due;
●	failure to make any sinking fund payment when required for that series for 30 days;
●	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;
●	specified events involving a bankruptcy case, insolvency, liquidation or reorganization of Transocean Inc.; and
●	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series.  The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence.  However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder.  If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases if Transocean Inc. fails to comply with the terms of the indenture, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable.  The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

●	the holder gives the trustee written notice of a continuing event of default for that series;
●	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
●	the holders offer to the trustee indemnity satisfactory to the trustee;
●	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and
●	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

●	with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of certain specified events of default; or
●	with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would expose the trustee to personal liability.  In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require Transocean Inc. to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver.  Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it.  Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the rate of or change the time for payment of interest on the debt security;
●	reduce the principal of the debt security or change its stated maturity;
●	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;
●	change any obligation to pay additional amounts on the debt security;

●	make payments on the debt security payable in currency other than as originally stated in the debt security;
●	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;
●	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;
●	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or
●	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

●	to cure any ambiguity, omission, defect or inconsistency;
●	to provide for the assumption of Transocean Inc.’s obligations under the indenture by a successor upon any merger, consolidation or scheme of arrangement qualifying as an amalgamation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of Transocean Inc.’s assets, in each case as permitted under the indenture;
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities;
●	to provide any security for, any guarantees of or any additional obligors on any series of debt securities;
●	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
●	to add covenants that would benefit the holders of any debt securities or to surrender any rights Transocean Inc. has under the indenture;
●	to add events of default with respect to any debt securities;
●	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;
●	to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and
●	to evidence and provide for the appointment of a successor trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities.  Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance.  When Transocean Inc. uses the term defeasance, it means discharge from some or all of its obligations under an indenture.  Transocean Inc. will inform you in the applicable prospectus supplement if defeasance provisions apply to a series of debt securities.  For such debt securities, if any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at Transocean Inc.’s option, either of the following will occur:

●	Transocean Inc. will be discharged from its obligations with respect to the debt securities of that series (“legal defeasance”); or
●	Transocean Inc. will no longer have any obligation to comply with the consolidation, merger, scheme of arrangement and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust.  In the case of covenant defeasance, Transocean Inc.’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless it informs you otherwise in the prospectus supplement, Transocean Inc. will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes.  If Transocean Inc. elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law.  New York law will govern the indentures and the debt securities.

Trustee.  If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs.  The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes Transocean Inc.’s creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise.  The trustee is permitted to engage in other transactions with Transocean Inc.  If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer.  The debt securities will be issued in registered form, without interest coupons.  There will be no service charge for any registration of transfer or exchange of the debt securities.  However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture.  Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Transocean Inc. designates.  The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities.  If a prospectus supplement refers to any transfer agents Transocean Inc. initially designates, Transocean Inc. may at any time rescind that designation or approve a change in the location through which any transfer agent acts.  Transocean Inc. is required to maintain an office or agency for transfers and exchanges in each place of payment.  Transocean Inc. may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, Transocean Inc. will not be required to register the transfer or exchange of:

●	any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or
●	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent.  Unless Transocean Inc. informs you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent.  At the option of Transocean Inc., however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register.  Unless Transocean Inc. informs you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless Transocean Inc. informs you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture.  Transocean Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date.  For these purposes, unless Transocean Inc. informs you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to Transocean Inc. upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due.  After payment to Transocean Inc., holders entitled to the money must look to Transocean Inc. for payment.  In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices.  Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities.  Transocean Inc. will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to Transocean Inc. and the trustee.  In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and Transocean Inc. may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities.  The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement.  Global debt securities may be issued in either temporary or permanent form.  Transocean Inc. will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination.  Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below.  Unless Transocean Inc. informs you otherwise in the prospectus supplement, Transocean Inc. may not make any payment of principal of or any premium or interest on the subordinated debt securities if Transocean Inc. fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.  Upon distribution of the assets of Transocean Inc. or any dissolution, winding up, liquidation or reorganization, the holders of all Senior Debt will be entitled to payments in full before the holders of subordinated debt securities are entitled to receive any payment of principal or interest.

The subordination does not affect Transocean Inc.’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities.  In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that Transocean Inc. may incur.  As a result of the subordination of the subordinated debt securities, if Transocean Inc. becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless Transocean Inc. informs you otherwise in a prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Transocean Inc., unless the debt states that it is not senior to the subordinated debt securities or Transocean Inc.’s other junior debt.  Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF TRANSOCEAN LTD. SHARES

The following description of the share capital of Transocean Ltd. is a summary.  This summary is subject to the complete text of our articles of association, which are incorporated by reference into the registration statement of which this prospectus forms a part.  We encourage you to read the articles of association carefully.  In this section, references to “we,” “our,” and “us” mean Transocean Ltd.

General

Issued Share Capital.  As of June 28, 2024, the share capital of Transocean registered shares in the commercial register, which reflects Transocean’s total issued share capital was USD 94,082,890.10, divided into 940,828,901 registered shares, par value USD 0.10 per share. The issued Transocean shares are fully paid, non-assessable, and rank pari passu with each other and all other Transocean shares.

Capital Band (Capital Authorization).  Article 5 of our articles of association provides for a general capital band ranging from USD 86,281,585.80 (lower limit) to USD 105,787,902.90 (upper limit), which may be used by our board of directors to issue new Transocean shares for (a) general purposes or (b) incentive plans.

General Authorization.  Article 5 of our articles of association provides for a capital band that authorizes our board of directors to issue up to 172,563,171 new fully paid-in Transocean shares for general corporate purposes at any time until May 29, 2025, and thereby increase the stated share capital from time to time. A capital increase may further be effected within the range of the capital band by way of an increase of the par value of the Transocean shares (but in any event, at a maximum of USD 17,256,317.10).

Our board of directors determines the time of the issuance, the issue price, the manner in which the new Transocean shares have to be paid in, the date from which the new Transocean shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised.  The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or Transocean shares, the preemptive rights in respect of which have not been exercised, at market conditions or use them otherwise in our interest.  For further information on preemptive rights with respect to our capital authorization for general purposes, see “—Preemptive Rights and Advance Subscription Rights” below.

An increase of the share capital by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of Transocean is permissible.

Specific Authorization. For incentive compensation plans, our board of directors is authorized to issue, directly or indirectly, up to 22,500,000 new fully paid-in Transocean shares under our incentive compensation plans to members of our board of directors, members of our executive management team, officers, employees, contractors, consultants or other persons providing services to us or our subsidiaries at any time until May 16, 2029, and thereby increase the stated share capital from time to time.  For such purposes, the preemptive rights of existing shareholders are excluded.  Our board of directors determines the time of the issuance, the issue price (which may be lower than the current market price), the manner in which the new shares have to be paid and the date from which the new shares carry the right to dividends.

The capital authorization expires (a) for general purposes on May 29, 2025, (b) for incentive plans on May 16, 2029, (c) upon an earlier complete use of the maximum number of authorized Transocean shares, or (d) upon an earlier expiration of the authorization following an ordinary capital increase, an ordinary capital reduction or a change of the currency of the share capital resolved by the general meeting of shareholders.

The Transocean shares will be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of our articles of association.

Conditional Share Capital. Article 6 of our articles of association provides for a conditional share capital that allows the issuance by Transocean of up to 141,262,093 Transocean shares and thus an increase of the stated share capital by a maximum amount of USD 14,126,209.30. These shares may be issued through:

●the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of us or any of our group companies or any of our respective predecessors; or

●in connection with the issuance of shares, options or other share-based awards to members of the board of directors, members of our executive management team, employees, contractors, consultants or other persons providing services to us or our subsidiaries.

For information on preemptive rights with respect to our conditional share capital, see “—Preemptive Rights and Advance Subscription Rights” below.

Other Classes or Series of Transocean Shares / Non-Voting Stock.  The board of directors may not create shares with increased voting powers (Stimmrechtsaktien) without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at a general meeting of the shareholders.  The board of directors may create preferred stock (Vorzugsaktien) with the vote of a relative majority of the votes cast at a general meeting of our shareholders (not counting broker non-votes, abstentions and blank or invalid ballots). We have not issued any non-voting stock to date (Partizipationsscheine, Genussscheine).

Preemptive Rights and Advance Subscription Rights

Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of Transocean shares, or rights to subscribe for, or convert into, Transocean shares (which rights may be connected to debt instruments or other obligations).  In addition, the existing shareholders will have preemptive rights in relation to such Transocean shares or rights in proportion to the respective par values of their holdings (Bezugsrechte).  The shareholders may, with the affirmative vote of shareholders holding two-thirds of the votes and the absolute majority of the par value of the Transocean shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

If the general meeting of shareholders has approved the creation of a capital band or conditional capital, it may withdraw or restrict preemptive and advance subscription rights for valid reasons or delegate such decision to the board of directors. If delegated, the valid reasons justifying the exclusion of the preemptive right must be stated in the articles of association. Our articles of association provide for this delegation and state the valid reasons with respect to our capital band and conditional share capital in the circumstances described below under “—Capital Band (Capital Authorization)” and “—Conditional Share Capital.”

Capital Band (Capital Authorization).  At any time until May 29, 2025 and pursuant to Article 5 of our articles of association, our board of directors is authorized to withdraw or restrict the preemptive rights of the shareholders with respect to a maximum of  172,563,171 Transocean shares issued for general purposes and to allot them to individual shareholders, third parties, Transocean or any of its group companies with respect to the issuance of Transocean shares within the capital band if:

●the issue price of the new shares is determined by reference to the market price;

●the shares are issued for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the withdrawal of the preemptive rights of existing shareholders;

●the shares are issued for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Transocean or any of its group companies, or the financing or refinancing of any such transactions through a placement of shares;

●the shares are issued for purposes of broadening of the shareholder constituency of Transocean in certain financial or investor markets, for the purposes of the participation of strategic partners, including financial investors, or in connection with the listing of the shares on domestic or foreign stock exchanges; or

●for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of shares to the initial purchaser(s) or underwriter(s).

Pursuant to Article 5 of our articles of association, the preemptive rights of existing shareholders are excluded with respect to up to 22,500,000 Transocean shares that our board of directors is authorized to issue within the capital band under our incentive compensation plans to members of our board of directors, members of our executive management team, employees, contractors, consultants and other persons performing services to us or of any of our subsidiaries.

Conditional Share Capital.  In connection with the issuance of bonds, notes, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights (Vorwegzeichnungsrechte) of shareholders in connection with the issuance of bonds, notes, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our shares if the issuance is for purposes of financing or refinancing the acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through a private placement.

If the advance subscription rights are withdrawn or limited:

●such securities or contractual obligations will be issued or entered into at market conditions;

●the conversion, exchange or exercise price, if any, for such securities or contractual obligations will be set with reference to the market conditions prevailing at the date on which such securities or obligations are issued or entered into; and

●such securities or contractual obligations may be converted, exercised or exchanged during a maximum period of 30 years.

The preemptive rights and the advance subscription rights of shareholders are excluded with respect to shares, bonds, notes, options, warrants or other securities or contractual obligations issued from our conditional share capital under our incentive compensation plans to members of our board of directors, members of executive management team, employees, contractors, consultants or other persons providing services to us or any of our subsidiaries.

Dividends and Other Distributions

Under the Swiss Code, dividends (including interim dividends) may be paid out only if we have sufficient distributable profits from the previous fiscal year or the current fiscal year, or if we have freely distributable reserves (including statutory capital contribution reserves, which are also referred to as additional paid-in capital), each as will be presented on our audited annual standalone statutory balance sheet and an (audited) interim standalone statutory balance sheet, respectively.  The affirmative vote of shareholders holding a relative majority of the votes cast at a general meeting of shareholders (not counting broker non-votes, abstentions and blank or invalid ballots) must approve the distribution of dividends.  The board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution.

Payments out of our share capital (in other words, the aggregate par value of our registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a par value reduction.  Such a par value reduction requires the approval of shareholders holding a relative majority of the votes cast at the general meeting of shareholders (not counting broker non-votes, abstentions and blank or invalid ballots).  A special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register.  A licensed audit expert must prepare the audit report and be present at the general meeting of shareholders that adopts the resolution.   The board of directors must further give

public notice of the par value reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within one month of the public notice, satisfaction of or security for their claims. The notification may be given before or after the general meeting of shareholders at which resolutions regarding the par value reduction were passed.

Under the Swiss Code, if our statutory profit reserves (gesetzliche Gewinnreserve) together with our statutory capital reserves (gesetzliche Kapitalreserve) amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be allocated to the statutory profit reserves.  The Swiss Code and our articles of association permit us to accrue additional general reserves.  In addition, if we acquire our own shares, we are required to account for these shares, if acquired by our parent company Transocean Ltd., as a negative item in our shareholders’ equity or, if these shares are acquired by one of our subsidiaries, to create a special reserve, in each case on our audited annual or interim standalone statutory balance sheet in the amount of the purchase price of the shares repurchased by our parent or our subsidiary.  The negative item in our shareholders’ equity or the reserve amount would effectively reduce our capacity to declare dividends or effect subsequent repurchases of our shares.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends.  Our auditor must confirm that a proposal made by our board of directors to shareholders regarding the appropriation of our available earnings or the distribution of freely distributable reserves conforms to the requirements of the Swiss Code and our articles of association.  Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment, but shareholders may also resolve at the annual or special general meeting of shareholders to pay dividends in quarterly or other installments.  Our articles of association provide that dividends that have not been claimed within five years after the payment date become our property and are allocated to the general statutory reserves.  Dividends paid out of distributable profits or distributable general reserves are subject to Swiss withholding tax, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries.  Distributions to shareholders in the form of a par value reduction and distributions out of qualifying additional paid-in capital (capital contribution reserves (Reserven aus Kapitaleinlagen)) are not subject to the Swiss federal withholding tax.

Dividends, if declared by us, are expected to be declared, subject to applicable limitations under Swiss law, in U.S. dollars.  Distribution through a reduction in the par value of the shares must be declared in U.S. dollars.

Repurchases of Shares

The Swiss Code limits our ability to hold or repurchase our own shares.  We and our subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable equity capital is available, as described above under “—Dividends and Other Distributions.”  The aggregate par value of all of our shares held by us and our subsidiaries may not exceed 10% of the registered share capital.  However, we may repurchase our own shares beyond the statutory limit of 10% if the shareholders have authorized our board of directors at a general meeting of shareholders (including as part of the Company's capital band) to repurchase shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation.  Any shares repurchased pursuant to such an authorization will then be cancelled based on a resolution of shareholders adopted at a general meeting of shareholders subject to the approval of shareholders holding a relative majority of the votes cast or, if shareholders have adopted a capital band authorizing our board of directors to reduce the share capital by way of a cancellation of shares, based on a resolution of the board of directors.  Repurchased shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are, unless otherwise resolved by our shareholders at a general meeting, entitled to the economic benefits generally associated with the shares.

General Meetings of Shareholders

The general meeting of shareholders is our supreme corporate body.  Ordinary and extraordinary general meetings of shareholders may be held.  Among other things, the following powers will be vested exclusively in the general meeting of shareholders:

●adoption and amendment of our articles of association;

●the annual election of the chairperson of the board of directors, the members of the board of directors, the members of the compensation committee of the board of directors, the auditor and the independent proxy;

●approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

●appropriation of the annual profit shown on our annual stand-alone statutory balance sheet, in particular the distribution of any dividends;

●the determination of interim dividends and the approval of interim stand-alone statutory financial statements required for such purposes;

●the resolution regarding the repayment of the statutory capital reserves;

●the combination of shares (“reverse stock split”);

●discharge of the members of the board of directors and the executive management team from liability for business conduct during the previous fiscal year(s) to the extent such conduct is known to the shareholders;

●ratification of the maximum aggregate amounts of compensation of the board of directors and the executive management team;

●an advisory vote on the statutory compensation report in relation to the prior fiscal year;

●subject to certain exceptions, the approval of a business combination with an interested shareholder (as such terms are defined in our articles of association);

●the delisting of our shares from a stock exchange;

●the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

●any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Notice and Proxy Statements

Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual financial statements and the annual management report, the annual election of the chairperson of our board of directors, the members of our board of directors, the members of the compensation committee of our board of directors, our auditor and our independent proxy, and the ratification of the maximum aggregate amounts of compensation of the board of directors and the executive management team.  The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the date of the relevant general meeting of shareholders.  The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who requested that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates.  The notice must also include a short explanation of the items and proposals on the agenda of the general meeting.  No resolutions may be passed at a general meeting of shareholders concerning agenda items for which proper notice was not given.  This does not apply, however, to proposals made during a general meeting of shareholders to convene an extraordinary general meeting of shareholders, to initiate a special investigation or to elect the statutory auditor.  No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders are convened by the board of directors or, under certain circumstances required by law, by the auditor.  A general meeting of shareholders can be held anywhere in Switzerland. A special authorizing provision in the articles of association is required to hold a general meeting outside of Switzerland. Our current articles of association do not include such an authorization. General meetings that are held only virtually require a special authorization in the articles of association. Our current articles of association do not include such an authorization.

We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

Extraordinary General Meetings of Shareholders

An extraordinary general meeting may be called upon the resolution of the board of directors or, under certain circumstances required by law, by the auditor.  In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders who, in the aggregate, represent at least 5% of the share capital or votes recorded in the commercial register, specifying the items to be included on the agenda and their proposals.  Upon such a shareholder request, the board of directors must publish the necessary notice to convene a general meeting within 60 calendar days.

If it appears from the annual stand-alone statutory balance sheet that half of the sum of our share capital, the non-distributable statutory capital reserves and the statutory profit reserves are not covered by our assets (Kapitalverlust), the board of directors is required to take measures to remedy the capital loss situation of the company, where necessary take further measures to effect a financial restructuring of the company or request the general meeting of shareholders to approve such measures as are within its authority.

Agenda Requests

Under our articles of association, any shareholder may request that an item or a proposal relating to an agenda item be included on the agenda of a general meeting of shareholders.  Such shareholder may also nominate one or more directors for election.  A request for inclusion of an item on the agenda or a proposal relating to an agenda item must be made in writing at least 30 calendar days prior to the anniversary date of the proxy statement in connection with our last annual general meeting of shareholders; provided, however, that if the date of the general meeting of shareholders is more than 30 calendar days before or after the anniversary date of the last annual general meeting of shareholders, such request must instead be made by the tenth calendar day following the date on which we have made public disclosure of the date of the general meeting of shareholders.  The request must specify in writing the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

Our annual report, our standalone and consolidated financial statements, the auditors’ reports thereon, our compensation report pursuant to Swiss law and the auditor’s reports thereon, and our report on non-financial matters pursuant to article 964c of the Swiss Code (to the extent required by applicable law) must be made available to our shareholders no later than 20 calendar days prior to the annual general meeting of shareholders.  If these documents are not accessible electronically, each shareholder may request that these documents be promptly sent to it in due course, free of charge.

Voting

Each of our shares carries one vote at a general meeting of shareholders.  Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder (including the independent proxy), which proxy need not be a shareholder.  Our articles of association do not limit the number of shares that may be voted by a single shareholder.  Shareholders wishing to exercise their voting rights who hold their shares through a bank, broker or other nominee should follow the instructions provided by such bank, broker or other nominee or, absent instructions, contact such bank, broker or other nominee for instructions.  Shareholders holding their shares through a bank, broker or other nominee will not automatically be registered in our share register.  If any such shareholder wishes to be registered in our share register, such shareholder should contact the bank, broker or other nominee through which it holds our shares.

Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Our articles of association do not provide for cumulative voting for the election of directors.

Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a relative majority of the votes cast at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association.  However, our articles of association provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.  Our Corporate Governance Guidelines have a majority vote policy that provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation following such failure.  If a nominee who has submitted such a letter of resignation does not receive more votes cast “for” than “against” the nominee’s election, the corporate governance committee must promptly review the letter of resignation and recommend to the board of directors whether to accept the tendered resignation or reject it.  The board of directors must then act on the corporate governance committee’s recommendation within 90 days following the shareholder vote.  The board of directors must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter.

The acting chair may direct that resolutions and elections be held by use of an electronic voting system.  Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot. The board of directors can determine that shareholders, who are not present at the venue of the general meeting of shareholders may exercise their rights by electronic means. Virtual only meetings may only be held if the articles of association expressly authorize such a form of the general meeting. Our current articles of association do not include such an authorization.

The Swiss Code and/or our articles of association require the affirmative vote of at least two-thirds of the voting rights and the absolute majority of the par value of the shares, each as represented at a general meeting to approve, among other things, the following matters:

●the amendment to or the modification of the purpose clause in our articles of association;

●a reverse stock split;

●the creation or cancellation of shares with privileged voting rights;

●the restriction on the transferability of shares or cancellation thereof;

●the restriction on the exercise of the right to vote or the cancellation thereof;

●the introduction of or the amendment to a capital band or conditional share capital;

●the change of currency of our share capital;

●the delisting of our shares from a stock exchange;

●an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind, or for purposes of an acquisition of assets, or (3) a grant of special privileges;

●the limitation on or withdrawal of preemptive rights;

●a change in our registered office;

●the conversion of registered shares into bearer shares and vice versa;

●the introduction of an arbitration agreement in our articles of association; and

●our dissolution.

The same qualified voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets and Liabilities (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding shares is required).  Swiss law may also impose this qualified voting requirement in connection with the sale of “all or substantially all of our assets” by us.  See “—Compulsory Acquisitions; Appraisal Rights” below.

Our articles of association require the affirmative vote of at least two-thirds of the shares entitled to vote at a general meeting to approve the following matters:

●the removal of a serving member of the board of directors;

●any changes to Article 14, paragraph 1 specifying advance notice of proposal requirements;

●any changes to Article 18 specifying vote requirements for resolutions and elections;

●any changes to Article 20, paragraph 2 specifying qualified vote requirements;

●any changes to Article 21 specifying quorum requirements;

●any changes to Article 22 specifying the number of members of the board of directors;

●any changes to Article 23 specifying the term of the board of directors; and

●any changes to Article 24 specifying the organization of the board of directors and the indemnification provisions for directors and officers.

Our articles of association require the affirmative vote of holders of the number of our shares at least equal to the sum of (A) two-thirds of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, for us to engage in any business combination with an interested shareholder (as those terms are defined in our articles of association) and for the amendment of the provisions in our articles of association relating to this shareholder approval requirement.

Quorum for General Meetings

The presence of shareholders, in person or by proxy, holding at least a majority of the shares entitled to vote at the time when the general meeting proceeds to business is generally the required presence for a quorum for the transaction of business at a general meeting of shareholders.  However, the presence of shareholders, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business is the required presence for a quorum to adopt a resolution to amend, vary, suspend the operation of or cause any of the following provisions of our articles of association to cease to apply:

●Article 18—which relates to proceedings and procedures at general meetings;

●Article 19(j)—which relates to business combinations with interested shareholders;

●Article 20—which sets forth the level of shareholder approval required for certain matters;

●Article 21—which sets forth the quorum at a general meeting required for certain matters, including the removal of a serving member of the board of directors; and

●Articles 22, 23 and 24—which relate to the size and the organization of the board of directors, the term of directors and the indemnification provisions for directors and officers.

Additionally, shareholders present, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business constitute the required presence for a quorum at a general meeting to adopt a resolution to remove a serving director.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights.  No other person has a right to inspect the share register.  Shareholders who hold, alone or together, shares representing at least 5% of the share capital or the votes may request to inspect our books and records. Subject to prevailing business secrets or other of our material interests, our board of directors may authorize such inspection to the extent necessary to exercise shareholder rights within four months following receipt of such requests.   At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company.  Shareholders may also ask the auditor questions regarding its audit of the company.  The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholder rights and subject to prevailing business secrets or other of our material interests.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that a special independent commissioner investigate specific facts in a special investigation.  If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at our registered office to appoint a special independent commissioner.  If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of the share capital or the votes may request, within three months after the general meeting, the court to appoint a special independent commissioner.  The court will issue such an order if the petitioners can demonstrate prima facie that the board of directors, any member of our board of directors or one of our officers infringed the law or our articles of association and such infringements are capable of causing damage the company or the shareholders.  The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Swiss companies that undertake business combinations and other transactions that are binding on all shareholders are governed by the Merger Act.  A statutory merger or demerger requires that at least two-thirds of the votes and the absolute majority of the par value of the shares, each as represented at the general meeting of shareholders, vote in favor of the transaction.  Under the Merger Act, a “demerger” may take two forms:

●a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

●a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction.  See “—Voting” above.

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company.  With respect to corporations limited by shares, such as Transocean, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares.  In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company).  For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the votes and the absolute majority of the par value of the shares, each as represented at the general meeting of shareholders.  Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

●the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

●the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

●the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Legal Name; Formation; Fiscal Year; Registered Office

Transocean Ltd. was initially formed on August 18, 2008.  It is incorporated and domiciled in Steinhausen, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft).  Transocean Ltd. is recorded in the Commercial Register of the Canton of Zug with the registration number CHE-114.461.224.  Transocean’s fiscal year is the calendar year.

The address of Transocean’s registered office is Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland, and the telephone number at that address is +41 (41) 749 0500.

Corporate Purpose

Transocean Ltd. is the parent holding company of the Transocean group.  Pursuant to its articles of association, its business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose.  Transocean Ltd. may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

Duration and Liquidation

Our articles of association do not limit our duration.  Under Swiss law, we may be dissolved at any time by a resolution adopted at a general meeting of shareholders, which must be passed by the affirmative vote of holders of at least two thirds of votes and the absolute majority of the par value of the shares, each as represented (in person or by proxy) at the general meeting.  Dissolution and liquidation by court order is possible if (1) we become bankrupt or (2) shareholders holding at least 10% of our share capital so request for valid reasons.  Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the paid-up par value of shares held. The amount exceeding the par value of the share is subject to Swiss withholding tax of 35%.  Our shares carry no privilege with respect to such liquidation surplus.

Uncertificated Shares

Our shares have been issued in uncertificated form in accordance with article 973c of the Swiss Code as uncertificated securities, which have been registered with Computershare Inc., and constitute intermediated securities within the meaning of the Swiss Federal Act on Intermediated Securities.  In accordance with article 973c of the Code, Transocean Ltd. maintains a register of uncertificated securities (Wertrechtebuch).

Stock Exchange Listing

Our shares are listed and trade on the NYSE under the symbol “RIG.”

No Sinking Fund

The shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares that have been issued to date are duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

The shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.

Transfer and Registration of Shares

We have not imposed any restrictions applicable to the transfer of our shares, other than the requirement that an acquirer of shares expressly declares to have acquired the shares in its own name and for its own account.  Our share register is maintained by Computershare Inc., which acts as transfer agent and registrar.  The share register reflects only record owners of our shares.  Swiss law does not recognize fractional share interests.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of Transocean Ltd., debt securities of Transocean Inc. or other securities or any combination of the foregoing.  We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities.  Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized selected provisions of the warrants and the warrant agreements below.  If we offer any warrants, we will file the form of any warrant certificate and warrant agreement with the SEC, and you should read the warrant certificate and warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants being offered will describe the warrants and include specific terms relating to the offering.  The prospectus supplement will include some or all of the following:

●	the title of the warrants;
●	the aggregate number of warrants offered;
●	the designation, number and terms of the shares of Transocean Ltd., debt securities of Transocean Inc. or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
●	the amount of warrants outstanding;
●	the exercise price of the warrants, and provisions for changes to or adjustments in the exercise price;
●	the dates or periods during which the warrants are exercisable;
●	the designation and terms of any securities with which the warrants are issued;
●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
●	any minimum or maximum amount of warrants that may be exercised at any one time;
●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; or
●	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement.  Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected.  Without the consent of the holders affected, however, no modification or amendment may:

●	shorten the period of time during which the warrants may be exercised; or
●	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability

The warrant agent will act solely as our agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants.  The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates.  A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of shares of Transocean Ltd., debt securities of Transocean Inc. or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula.  Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula.  We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis.  The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement.  Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of Transocean Ltd. or debt securities of Transocean Inc.  The rights may or may not be transferable by the persons purchasing or receiving the rights.  In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the securities that may be purchased upon exercise of the rights;
●	the aggregate number of rights issued and the aggregate number of shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
●	the amount of rights outstanding;
●	the exercise price, and provisions for changes to or adjustments in the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;
●	applicable tax considerations; and
●	any other terms of the rights.

Each right would entitle the holder of such right to purchase for cash the principal amount of shares or debt securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Holders of rights will have no rights as shareholders with respect to the shares or any of our equity securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares have been issued to such persons.  Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price.  All exercises of rights are final and cannot be revoked by the holder of rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The applicable prospectus supplement will describe:

●	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units;
●	whether the units will be issued in full registered or global form; and
●	any other terms of the units.

We will file the unit agreement, together with the terms of the underlying securities, with the SEC if we offer any units.

ANTI-TAKEOVER PROVISIONS

Transocean Ltd.’s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending our articles of association.

Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Transocean Ltd.’s articles of association. Transocean Ltd.’s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the shares outstanding and entitled to vote at that meeting.

Transocean Ltd.’s articles of association include a provision that is based on the Delaware corporate law regarding business combinations. This provision provides that, subject to specified exceptions, absent the approval of holders of the number of shares at least equal to the sum of (A) two-thirds of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, Transocean Ltd. may not engage in any business combination with an interested shareholder (as those terms are defined in Transocean Ltd.’s articles of association) or amend the provisions in Transocean Ltd.’s articles of association relating to this shareholder approval requirement.

The shareholder approval requirement for business combinations with interested shareholders does not apply in some cases, including if:

●	the board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction as a result of which the shareholder becomes an interested shareholder; or
●	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the shares outstanding and entitled to vote at a general meeting of shareholders at the time the transaction commenced.

As defined in Transocean Ltd.’s articles of association, an interested shareholder generally includes any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the voting shares of Transocean Ltd. or (2) is an affiliate or associate of Transocean Ltd. and owned 15% or more of the voting shares of Transocean Ltd. at any time within the previous three years.

Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Transocean Ltd.’s articles of association provides for a capital band that authorizes our board of directors to issue up to 172,563,171 new fully paid-in Transocean shares for general corporate purposes at any time until May 29, 2025, and thereby increase the stated share capital from time to time. Under the terms of the capital band, our board of directors has authority to withdraw or limit the preemptive rights of the existing shareholders in various circumstances with respect to up to 172,563,171 shares issued for general purposes.

The articles of association also include a conditional share capital, according to which we may, from time to time, issue up to a maximum of 141,262,093 shares in connection with bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares. Under the terms of the conditional share capital, the board of directors has authority to withdraw or limit the advance subscription rights of the existing shareholders with respect to bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares if the issuance or grant is for purposes of the financing or refinancing of an acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through private placements. For further information on preemptive rights and advance subscription rights, see “Description of Transocean Ltd. Shares—Preemptive Rights and Advance Subscription Rights” above.

For other provisions that could be considered to have an anti-takeover effect, see “Description of Transocean Ltd. Shares—General Meetings of Shareholders” above.

PLAN OF DISTRIBUTION

The issuers may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) through a combination of any of these methods.  The prospectus supplement will set forth the following information:

●	the terms of the offering,
●	the names of any underwriters or agents,
●	the purchase price of the securities,
●	the net proceeds to the respective issuers from the sale of the securities,
●	any delayed delivery arrangements,
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation,
●	any initial public offering price,
●	any discounts or concessions allowed or reallowed or paid to dealers, and
●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless the issuer informs you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell Transocean Ltd.’s shares under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, on any other existing trading market for Transocean Ltd.’s shares or to or through a market maker, or in privately negotiated transactions, including block trades. Unless Transocean Ltd. informs you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. Transocean Ltd. will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, these activities may be discontinued at any time.

If an issuer uses dealers in the sale of securities, it will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The issuer will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

The issuers may sell the securities directly.  In that event, no underwriters or agents would be involved.  An issuer may also sell the securities through agents the issuer designates from time to time.  In the prospectus supplement, such issuer will name any agent involved in the offer or sale of the offered securities, and the issuer will describe any commissions payable by the issuer to the agent.  Unless an issuer informs you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The issuers may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The issuer will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If an issuer so indicates in the prospectus supplement, such issuer may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from the issuer at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

The issuers may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as the issuer’s agents.  The issuers will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement.  Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

The issuers may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third parties may use securities pledged by an issuer or borrowed from an issuer or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from such issuer in settlement of those derivatives to close out any related open borrowings of shares.

The issuers or any of their affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus.  Such financial institution or third party may transfer its short position to investors in an issuer’s securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

The issuers may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Agents, dealers and underwriters may be our customers, may engage in transactions with us, or may perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Each series of offered securities will be a new issue, and other than the shares of Transocean Ltd., which are listed on the NYSE, will have no established trading market. The issuers may elect to list any series of offered securities on an exchange, but the issuers are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. The issuers cannot assure you that a liquid trading market for any of our offered securities will develop.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon by Carey Olsen, Grand Cayman, Cayman Islands, as to matters of Cayman Islands law, by Baker Botts L.L.P., Houston, Texas, as to certain matters relating to U.S. law and by Homburger AG, Zurich, Switzerland as to matters of Swiss law.  Any underwriters will be advised about matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Transocean Ltd. and subsidiaries appearing in Transocean Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including the schedule appearing therein), and the effectiveness of Transocean Ltd. and subsidiaries’ internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Transocean Ltd.

100,000,000 Shares

Preliminary Prospectus Supplement

Citigroup

Morgan Stanley

, 2025